Exhibit 10.16

	Annexure B

Loan summary and quotation : cost of credit	Client no.:	241824
(in terms of section 92 of the National Credit Act. 2005)	Contract no.:	002

Name of Credit Provider	Investec Bank Limited (Registration No. 1969/004763/06) (“Investec” )
Contact details of Credit Provider	100 Grayston Drive
Sandown
Sandton
2196
Tel number (2711) 286-7000
Fax number (2711) 286-7777
National Credit Registration Number	NCRCP9
Name of Borrower	Telimatrix Ltd (Registration No/ID no 1995/013858/06)
Contact details of Borrower	Tel 01 16548279
Email joss@telimatrix.com and steven.evans@telimatrix.com
Type of Agreement	Secured loan and credit facility
CAPITAL:	R75,000,000.00 (Seventy Five Million Rand)
ADDITIONAL CHARGES (including VAT)
Raising fee:	R855 000 00
Security preparation fee:	R0.00
Valuation fee:	R0.00
*Bond registration fee:	R0.00 (this is the estimated fee for the registration of a mortgage bond calculated in accordance with national guidelines prescribed by the Law Society of South Africa, exclusive of Deeds Office fees and postages and petties and sundries, based on the amount for which the mortgage bond is to be registered)
*TOTAL ADDITIONAL CHARGES:	R855,000.00
*PRINCIPAL DEBT (Capital plus total additional charges):	R75,855,000.00
INTEREST
Applicable annual interest rate	Base Rate minus 0.50%
Base rate	Investec Prime Rate being currently 15 50%
Initial annual interest rate	15%
Rand value of interest	R32,740,655.81
*TOTAL COST OF CREDIT (interest plus additional charges):	R33,595,655.81
*TOTAL AMOUNT REPAYABLE:	R109,345,655.81
INSTALMENTS
*Monthly instalment in respect of the Principal Debt:	Number of instalments	Amount of each instalment
	60	1,822,427.62
Frequency of instalments:	Monthly
Residual/final instalment:	R0 00
Date of first instalment and date of final instalment:	The monthly instalments will commence on the 1st day of the month following the month in which the Principal Debt is advanced to or on behalf of the borrower and will thereafter be payable on the 1st day of each succeeding month and shall continue to be so paid until all amounts owing to or claimable by Investec in terms of the Loan Agreement have been paid in full. Where the 1st day of the month falls on a Saturday, Sunday or official public holiday in the Republic of South Africa, then Investec shall be entitled to obtain payment on the first business day thereafter
Method of payment	ACE
*Total all instalments	R109 345 655.81

SECURITY PROVIDED AND SPECIAL CONDITIONS See clause 2 of the Loan Agreement

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OTHER ONGOING COSTS See for example clauses 4.1 and 15 of the Standard Terms and Conditions attached to the Loan Agreement

Statement of marketing options

In terms of section 74 (6) of the National Credit Act Investec is required to provide you with a statement of marketing options Please indicate your preference below and initial in the space provided

1

I want to receive Investec Private Bank marketing communication via email or SMS

(Occasionally we may send you information via email on our other financial products or special offers, such as exclusive lifestyle and leisure benefits, that we have negotiated on your behalf as an Investec Private Bank client)

		Yes	Initial

2	I want to be included in telemarketing campaigns conducted by or on behalf of Investec Private Bank (We do not conduct telemarketing campaigns)	Yes	Initial

3

I want to be included in customer or marketing lists that may be sold by Investec Private Bank

(We treat client information with the utmost confidentiality and do not sell or discuss client lists with third parties)

		Yes	Initial

I agree that my contact details on page one of this document have been correctly stated			Initial

THIS QUOTATION IS VALID FOR A PERIOD OF 5 DAYS ESTIMATED AMOUNTS (INDICATED WITH AN ASTERISK ABOVE) ARE NOT DETERMINABLE, MAY CHANGE OVER THE LIFE OF THE LOAN AND ARE BASED ON AN ASSUMPTION THAT (AMONG OTHER THINGS) THE BASE RATE DOES NOT CHANGE. THAT ALL AMOUNTS ARE PAID ON DUE DATE, AND THAT NO FEE OR CHARGE CHANGES OR IS CONFIRMED TO BE DIFFERENT FROM THE AMOUNT SET OUT ABOVE INVESTEC WILL SET OUT ANY CHANGE IN AN ESTIMATED AMOUNT IN THE NEXT APPLICABLE STATEMENT OF ACCOUNT

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	Client no	241824
Agreement of loan	Contract no	002

Entered into between

Investec Bank Limited Reg No: (1969/004763/06)
(A registered credit provider Reg No: NCRCP9)
its successors and assigns hereinafter referred to as “Investec”
of	100 Grayston Drive
Sandown
Sandton
2196

and

Telimatrix Ltd 1995/013858/06
hereinafter referred to as the borrower
of	Matrix Corner
Vorna Valley
Midrand
Johannesburg
7000

1	Introduction and interpretation

1.1.	This Agreement comprises of this Loan Document the Loan Summary (Annexure B to this Loan Document) the Standard Terms and Conditions (Annexure A to this Loan Document) any annexure or schedule to such documents and any written terms and conditions applicable to the Bond(s) (if any)

1.2.	This Agreement is subject to the terms and conditions stipulated in the Standard Terms and Conditions attached as Annexure A (Version Terms & Conditions April 2007) hereto To the extent of any inconsistency between this Loan Document and the Standard Terms and Conditions this document will prevail

1.3.	Capitalised terms used in this Loan Document have been defined in 1 of the Standard Terms and Conditions (Definitions)

1.4.	For the purposes of this Agreement the Capital is the amount of R75,000,000.00

1.5.	The borrower acknowledges that some of the amounts set out on the Loan Summary are not determinable may change over the life of the loan and are based on an assumption that (among other things) the Base Rate does not change that all amounts are paid on due date and that no fee or charge changes or is confirmed to be different from the amount set out in the Loan Summary Investec will set out any change in an estimated amount in the next applicable statement of account contemplated in 10 of the annexure of standard terms and conditions

2	Special conditions

2.1	Operation of this Agreement, except for the following clauses in this Loan Document namely 1 2 and 9 and the following causes in the Standard Terms and Conditions 1 (Definitions), 4 (Default), 5 (Representations and warranties), 11 (Increased costs), 21 (Valuation) 24 (Cession), 25 (Addresses), 26 (Governing law), 27 (Illegality), 28 (Right of withdrawal), 29 (Certificate), 31 (Severability), 32 (No waiver), 33 (No variation) 34 (Whole agreement), 35 (Indemnity), 36 (Subordination) and 37 (Counterparts) which are of immediate effect is subject to fulfilment of the following special conditions

	2 1 1	FICA requirements

Receipt by Investec from the borrower to Investec’s sole satisfaction of all documents and information Investec requires

		2 1 1 1	For Investec to comply with FICA the regulations pertaining to FICA and any guidance notes applicable to the banking sector and/or

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		2.1.1.2.	In terms of any procedures to which Investec may be required to adhere in order to establish and verify the identity of contracting parties and/or information that Investec receives from the borrower.

	2.1.2.	Existing mortgage bond/s
None

	2.1.3.	Mortgage bond/s to be registered
None

	2.1.4.	Suretyships to be provided
Not applicable

	2.1.5.	Security conditions

		1.	Execution of cession pledge of 100% of shares held by Telimatrix Ltd (1995/013858/06) in SafeDrive International in favour of Investec and delivery of original share certificates.

	2.1.6.	Special conditions

		1	Approval by Standard Bank Limited that the borrower may enter into the agreement.

		2.	Approval by EXCON of the SDI transaction.

2.2.	The borrower will use its reasonable commercial endeavours to fulfill or procure the fulfilment of the special conditions as soon as possible after the Signature Date or, if Investec has issued the notice contemplated in 2.4 below within the stipulated 5 Business Day period. To the extent that any of the special conditions listed above are not conditions but rather impose ongoing executory obligations, then, in Investec’s sole discretion operation of this Agreement shall not be conditional on fulfilment of those specific special conditions (notwithstanding clause 2.1) and clause 2.3 shall not apply thereto, and those special conditions shall be interpreted and applied as if they were not in 2 of this Agreement, but in a separate clause

2.3.	The special conditions have been inserted for Investec’s benefit. Investec may waive or defer fulfilment of one or more of the special conditions in its sole and unfettered discretion

2.4.	If the special conditions are not fulfilled or waive within 5 Business Days after Investec calls for their fulfilment by giving written notice to the borrower to that effect, this Agreement will (except for the clauses stipulated in 2.1) be of no force or effect, and neither party will have any claim against the other except a claim arising from a breach by the borrower of 2.2 and/or any of the clauses stipulated in 2.1

2.5.	Notwithstanding anything else in 2, Investec has the right in its sole discretion to advance the Principal Debt (or any part of it) before the fulfilment of the special conditions. With effect from the date of that advance all of the terms of this Agreement will apply to that advance (as applicable), whether or not the special conditions have been fulfilled. That advance will not

	2.5.1.	constitute a waiver of the rights of Investec to require fulfilment of all of the special conditions in terms of 2.4 above

	2.5.2.	oblige Investec to advance any further part of the Principal Debt to the borrower if the advance was of a part of the Principal Debt only, or

	2.5.3.	prejudice Investec’s rights under or in relation to any Finance Document

2.6.	If Investec calls for fulfilment in terms of 2.4 after making any such advance in terms of 2.5 and the special conditions are not fulfilled within the stipulated 5 Business Day period, Investec has the right (without prejudice to any other right) by written notice to require the borrower immediately to repay the advance in question, and the borrower will comply with that notice immediately on receipt thereof

3	The loan

3 1	Investec agrees to lend the Principal Debt to the borrower and the borrower agrees to borrow the Principal Debt from Investec subject to the terms of this Agreement

3 2	The borrower will use the loan solely for the purpose set out in 4 below. The borrower will not use the loan for any other purpose without Investec’s prior written consent.

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4	Utilisation of Principal Debt

The borrower is obliged to utilise the Principal Debt as follows and for no other purpose

	4.1.1	R75,000,000.00 (Seventy Five Million Rand) for use by the borrower in its discretion.

	4.1.2	R855,000.00 (Eight hundred And Fifty Five Thousand Rand) for fees costs and disbursements owing to Investec in terms of this agreement.

5	Advance of Principal Debt

5.1	Subject to 2.5 and 4 above, Investec will advance the Principal Debt (or any part thereof) to the borrower on fulfilment of the special conditions stipulated in 2 as follows

	5.1.1	by way of guarantee to any other third party specified by the borrower or its authorised agent (“Guaranteed Party”) subject to 5.2 below. For the purposes of this clause, the entire amount guaranteed shall be deemed to have been advanced; and/or

	5.1.2	after Investec receives a draw-down notice from the borrower acceptable to Investec; and/or

	5.1.3	by way of set off against the borrower’s obligations to Investec or any third party under any existing Loan Agreement specified in 4 above and/or in respect of fees payable by the borrower in terms of this Agreement and/or

	5.1.4	by electronic transfer and/or direct deposit into a bank account nominated in writing by the borrower or its authorised agent

5.2	Investec may, in its sole discretion and subject to such terms as Investec may agree issue a guarantee in favour of the Guaranteed Party in respect of all or certain of the borrower’s obligations to the Guaranteed Party from time to time. If Investec issues a guarantee to a Guaranteed Party, then Investec will not be obliged to advance that part of the Principal Debt equal to the amount guaranteed. Without limiting this Agreement and for the avoidance of doubt 35 of the Standard Terms and Conditions (Indemnity) applies in respect of any loss, injury, damage, fines, Taxes, penalties and/or claims whatsoever and howsoever arising from or connected with the guarantee contemplated in this clause

5.3	The borrower agrees that when Investec has advanced (or is deemed to have advanced) the Principal Debt in accordance with this 5 Investec will have fully discharged its obligations to the borrower in terms of this Agreement

5.4	Investec may, in its sole discretion, agree to re-advance any amount comprising the Capital which it has previously advanced and which the borrower has repaid during the term of this Agreement. For the avoidance of doubt

	5.4.1	any amount so re-advanced forms part of the Principal Debt with effect from the date of that re-advance and will be governed by the terms of this Agreement (including as to the accrual of interest); and

	5.4.2	for the purposes of this 5.4 Capital does not included VAT payments, interest roll-up payments or payments of capitalised fees as specified in 9 (Fees.)

6	Duration of loan

6.1	This loan will begin on the Commencement Date and endure for 60 months thereafter subject to the provisions of 4 (Default), 11 (Increased costs) and 16 (Early payment and early termination by the borrower) of the Standard Terms and Conditions

7	Interest

7.1	Subject to 13 of the Standard Terms and Conditions (Interest on overdue amounts) the Principal Debt outstanding will bear interest at the Investec Prime Rate minus 0.50% subject to any variation provided for in this Agreement with effect from the Commencement Date (“Applicable Interest Rate”). Interest will accrue daily be calculated on the basis of a 365-day year and be compounded monthly in arrears

7.2	Any variation in the Applicable Interest Rate due to a variation in the Base Rate will be effective from the date of the variation of the Base Rate

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7.3.	Investec will give the borrower written notice of the variation in the Base Rate, provided that if the Act applies. Investec will give the borrower not less than 30 Business Days written notice after the variation in the Base Rate

7.4	Notwithstanding the foregoing provisions, Investec and the borrower may agree that subject to 14 of the Standard Terms and Conditions (Conversion of the Applicable Interest Rate), the Principal Debt or a portion of the Principal Debt will bear interest at a fixed rate that Investec and the borrower agree in writing before Investec advances to the borrower the Principal Debt or any part thereof That interest rate will apply with effect from the agreed date until expiry of the agreed fixed rate period. Interest will accrue daily, be calculated on the basis of a 365-day year and be compounded on the last day of each month. Investec is under no obligation whatsoever to agree to a fixed rate of interest. In particular, the availability of a fixed interest rate and the amount of any fixed interest rate is subject to prevailing market conditions and to the availability of appropriate matched funding that Investec may seek to obtain. On expiry of the fixed rate period or if the parties do not agree on the fixed interest rate before the time stipulated for the first advance contemplated in 4 (Utilisation of Principal Debt), the interest rate will be the Applicable Interest Rate

8.	Repayments and early repayment

8.1.	Payment plan: The Borrower will repay the Total Amount to Investec as follows:

Number of Instalments	Estimated Amount of each Instalment
60	1,822,427.62

8.2.	Unless otherwise agreed, the borrower will commence paying its instalments on the first day of the month after the month in which the Commencement Date falls and thereafter will pay instalments on the first day of each succeeding month until the borrower has repaid the Total Amount in full
8.3.

Subject to the provisions of the Act (if applicable), the borrower may anticipate the due date for payment of the Capital or any part of it in accordance with 16 of the Standard Terms and Conditions (Early payment and early termination by the borrower).

9	Fees
9.1	The borrower shall pay to Investec the following fees (if the Act applies, to the extent that the Act permits)
	9.1.1.	a non-refundable raising fee for arranging the Capital, in the amount of R855,000.00 (inclusive of VAT), payable on the Commencement Date:
Investec will, capitalise the fees referred to in this clause 9, and thereby include those fees in the Principal Debt advanced under the Agreement.

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SIGNED at SANDTON on the 18 day of AUGUST 2008.

For and on behalf of the borrower and warranting authority

AS WITNESS

1.	CORNELIA FAIRIE
	Full names	Signature

2.	JOHNNE HOLMES
	Full names	Signature

SIGNED at Sandton on the 22 day of September 2008.

signature
For and on behalf of the borrower and warranting authority

AS WITNESS

1.	WILLIAM T. SHABALALA	add signature
	Full names	Signature

2.	WILBAFORCE JAMELA	add signature
	Full names	Signature

Investec Private Bank a division of Investec Bank Limited registration number NCRCP9. Investec Private Bank is committed to the Code of Banking Practice as regulated by the Ombudsman for Banking Services Copies of the Code and the Ombudsman’s details are available on request or visit www.investecprivatebank.co.za. An authorised financial services provider. A registered credit provider registration number NCRCP9.

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Annexure A

Consumer Notice

This Consumer Notice applies if the Agreement is subject to the National Credit Act, and sets out certain prescribed information in terms of the regulations to the Act

Dispute Resolution

1	The Consumer may

	1.1.	resolve a complaint by way of alternative dispute resolution in terms of the Act;

	1.2.	apply to a debt counsellor for assessment and debt review in terms of Section 86 of the Act, pursuant to which

1.2.1. the debt counsellor may make an appropriate proposal to the Consumer and Investec regarding (among other things)

1.2.1.1. a re-arrangement or re-calculation of the total amount outstanding under the Agreement (“total amount”)

1.2.1.2. a postponement of the Consumer’s obligations to repay the total amount, and

1.2.1.3. an extension of the term of the Agreement

1.2.2. the Consumer may be found to be over-indebted, in which case the debt counsellor may make an appropriate recommendation to the relevant Magistrate’s Court regarding (amongst other things) whether the Agreement constitutes reckless credit for the purposes of the Act;

	1.3.	file a compliant with the national credit regulator established in terms of the Act (“National Credit Regulator”);

	1.4.	file a complaint with the national Consumer tribunal established in terms of the Act (“Tribunal”);

	1.5.	during office hours and upon reasonable, written request to Investec, access any of its personal information which is held by Investec.

2.	The contact details of

	2.1.1.	the National Credit Regulator are as follows

- PO Box 2694 Houghton 2041

- Tel 011 554 2600 or 0860 627 627

- Fax 011 484 6122

	2.1.2.	the Tribunal are as follows

- Private Bag x 110 Centurion 0046

Tel 012 663 5615

- Fax: 012 663 5693

	2.1.3.	the Ombudsman for Banking Services are as follows

- PO Box 5728 Johannesburg 2000

- Tel: 011 838 0035 / 0860 800 900

- Fax: 011 838 0043

Disclosure of information and Credit Bureaux

3	The Consumer confirms that Investec may

	3.1.	disclose information in respect of

3.1.1. the Consumer’s application opening and termination of an account with Investec and any non-compliance with the Agreement to

3.1.1.1. any credit bureau, the contact details of which are set out below, and

3.1.1.2. any third part to the extent permitted or required by the Act or any other law, and

	3.2.	request a credit profile or a credit score on the credit worthiness of the Consumer from any credit bureau, and

	3.3	disclose information relating to the Consumer to any debt counsellor in accordance with the Act

4	The Consumer may

	4.1	contact the credit bureau

	4.2	request its credit record and

	4.3.	correct any inaccurate information in relation to its credit record

5.	The contact details of the credit bureaux to which Investec provides credit information are as follows

	5.1.1	TransUnion ITC

- PO Box 4522 Johannesburg, 2000

- Tel 011 214 6000

	5.1.2	Kredit Inform

- 15 Philips Street Ferndale Randbury 2194

- Tel 011 777 2700

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Annexure -	Annexure A
standard terms and conditions
	Client no.	: 241824
	Contract no.	: 002

1.	Definitions

1.1.	In this Agreement, unless the context otherwise requires:

	1.1.1.	“Act” means the National Credit Act 2005, and any regulations or notices promulgated in terms thereof.

	1.1.2.	“Agreement” means the agreement comprised of the Loan Document, the Loan Summary, these Standard Terms and Conditions (Annexure A to the Loan Document), any annexure or schedule to such documents, and any written terms and conditions applicable to the Bond/s (if applicable);

	1.1.3.	“Applicable Interest Rate” means the variable interest rate stipulated in 7.1 of the Loan Document (Interest);

	1.1.4.	“Base Rate” means the variable rate of interest stipulated in clause 7.1 of the Loan Document (Interest) to which the interest rate on the Principal Debt is linked;

	1.1.5.	“borrower” means the party stipulated on page 1 of the Loan Document;

	1.1.6.	“Bond” means any bond, including a mortgage bond or notarial bond in respect of any Security registered or to be registered in favour of Investec as specified in 2 of the Loan Document (Special Conditions);

	1.1.7.	~~“Break Costs” means all reasonable market-related costs which Investec incurs in connection with the assessment, preparation, arrangement and termination of the loan., and the conversion of interest rates in terms of the loan, including a fixed rate penalty associated with the conversion of a fixed interest rate to a floating interest rate, legal costs associated with drafting any Finance Documents and registering any security (including any Bond), and any break (or similar) costs, and/or costs in connection with the valuation, cancellation or realisation of any Security, which Investec incure pursuant to any event giving rise to Investec’s right to claim Break Costs from the borrower;~~

	1.1.8.	“Business Day” means any day which is not a Saturday, Sunday or public holiday in South Africa, on which commercial banks are open for business in South Africa;

	1.1.9.	“Capital” means that amount specified in 1.4 of the Loan Document;

	1.1.10.	“Commencement Date” means the date on which Investec first advances the Principal Debt or any part thereof, or issues a guarantee, to or on behalf of the borrower;

	1.1.11	“Control” means:

		1.11.1.1.	the beneficial ownership or Control (directly or indirectly) of more than 50% of the fully diluted voting share capital of the relevant person; and/or

		1.11.1.2	the ability to direct the casting of more than 50% of the fully diluted votes exercisable at general meeting of the relevant person on all, or substantially all, matters; and/or

		1.11.1.3.	the right to appoint or remove directors of the relevant person holding a majority of the voting rights at meetings of the board of directors (or other principal management body) on all, or substantially all, matters.

and Control and Controlled shall be construed accordingly.

	1.1.12	“Credit Bureau” means a person registered as such in terms of section 43(1) of the Act”;

	1.1.13.	“Credit Limit” means, where applicable, an amount equal to the Capital, which limit may, at the specific instance of the borrower, be automatically increased from time to time, in accordance with section 119 of the Act (to the extent the Act applies).

	1.1.14	~~“Early Termination Amount” means the amounts payable by the borrower to Investec pursuant to an early termination of this Agreement in terms of 16. (Early payment and early termination by the borrower);~~

	1.1.15.	“Encumbrance” means any mortgage, pledge, lien, charge, cession or assignment by way of security, hypothecation, security interest, lease servitude or any other agreement, arrangement or encumbrance, including a guarantee, having the effect of conferring security or imposing an encumbrance, whether relating to existing or future assets and whether those assets are inside or outside South Africa;

	1.1.16.	“Event of Default” means an event of default contemplated in 4 (Default).

	1.1.17	“FICA” means the Financial Intelligence Centre Act 2001

	1.1.18	“Finance Document” means the Agreement and any other document, security or agreement that the borrower or any third party is to execute in connection with the Agreement, as contemplated in the Agreement, including the Bond and any other document Encumbering the Security.

	1.1.19	“Group” means the borrower and the borrower’s holding company. Subsidiaries and associated companies (if any). For the purposes of this definition “associated companies” means any company which is associated with the borrower by reason of the fact that such company is managed or Controlled, directly or indirectly, by substantially the same persons as the borrower

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1.1.20	“Initiation Fee” means the amount stipulated as such in 9 of the Loan Document (Fees)

1.1.21	“Insurance” means the policy or policies of insurance referred to in 19 (Insurance).

1.1.22	“Investec” means Investec Bank Limited (Registration No 1969/0047631/06).

1.1.23	“JIBAR” means the one month JIBAR (Johannesburg Interbank Agreed Rate) as quoted at 11 o’clock on such convenient date as may from time to time be determined by invested (“Reset Date”) by the South African Futures Exchange (“SAFEX”), converted into a rate per year (nominal annual compounded monthly in arrear on the basis of a 365-day year). If SAFEX declines or fails for any reason to quote the one month JIBAR, then “JIBAR” means the arithmetic mean of the mid-market deposit rate for deposits in South African Rand for a period of one month quoted by Investec, the Standard Bank of South Africa Limited and Nedbank Limited in the Johannesburg Interbank Market at 11 o’clock on the Reset Date of that month. (In either event, as certified as such by any director or manager of Investec whose appointment need not be proved):

1.1.24	“Loan Document” means the loan document to which these Standard Terms and Conditions are attached as Annexure A and which forms part of the Agreement.

1.1.25	“Material Adverse Effect” means a change in an event, circumstance or matter existing at the Signature Date which in Investec’s reasonable opinion has or may have a material adverse effect on:

	1.1.25.1	the business, operations properties assets or financial condition of the borrower or any guarantor or surety of the borrower’s obligations to Investec.

	1.1.25.2	the validity or enforceability of any Finance Document:

	1.1.25.3	any right or remedy of Investec in respect of any Finance Document:

	1.1.25.4	the ability of the borrower or any third party to perform any of its obligations under any Finance Document or

	1.1.25.5	the ability of the borrower to comply with any law

1.1.26	“Potential Event of Default” means any event or the existence of any circumstance which would or (in Investec’s reasonable opinion) could, if not remedied or altered bring about an Event of Default;

1.1.27	“Prime Rate” means the quoted rate of interest (expressed as a percentage rate per year, calculated daily and compounded monthly in arrear) levied by Investec in South Africa from time to time, as evidenced by a certificate issued by any manager or assistant manager of Investec (whose appointment and authority it shall not be necessary to prove). Any such certificate will be final and binding on the parties:

1.1.28	“Principal Debt” means the Capital plus the amount of any fee, charge premium or interest recoverable by Investec in terms of the Act (to the extent that the Act applies) or in terms of the provisions of this Agreement or at law, and in circumstances where the borrower makes use of the Drawdown Facility provided for in the Agreement any amounts accessed by the borrower in terms thereof will be deemed to be included in the Principal Debt and this Agreement will be automatically amended accordingly, provided that over the duration of the Agreement, the Principal Debt will not exceed the Credit Limit (if any)

1.1.29	“Loan Summary” means the summary furnished to the borrower and attached to this Agreement as an annexure, which constitutes the Quotation required to be furnished by Investec in terms of the Act, to the extent that the Act applies;

1.1.30	“Security” means the security that the borrower and/or any third party has provided or will provide in favour of Investec in terms of clause 2 of the Loan Document (Special Conditions), which Security may be charged or otherwise Encumbered to satisfy the borrower’s obligations under this Agreement and any other obligations of the borrower to Investec as set out in that Security.

1.1.31	“Service Fee” means the amount stipulated as such in 9 of the Loan Document (Fees) which may be charged as a service fee by Investec to the borrower (subject to the Act to the extent that the Act applies).

1.1.32	“Signature Date” means the date of signature of the Agreement by the borrower

1.1.33	“Standard Terms and Conditions” means the terms and conditions contained in this document as amended from time to time.

1.1.34	“Subsidiary” means a subsidiary company within the meaning of section 1(3) of the Companies Act 1973.

1.1.35	“Taxes” means all present and future taxes (including capital gains tax) levies, imposts, duties (including transfer duties), stamp duties, charges, fees (including license fees), deductions and withholdings and any penalties thereon imposed or required by any governmental fiscal or other authority and “Tax” and “Taxation” will be construed accordingly

1.1.36	“Total Amount” means any amount payable by the borrower to Investec in terms of the Agreement at the relevant time whether capitalised or not, including Capital interest to the date of calculation ~~penalty interest~~ costs including (to the extent applicable) ~~Break Costs~~, arrears. Taxes, any fee, the Service Fee, VAT (to the extent applicable), and any default administration costs, collection costs and/or any other amounts to which Investec is entitled as a result of a breach by the borrower of the Agreement.

1.1.37	“VAT” means value-added tax at the applicable rate in terms of the VAT Act 1991, and

1.1.38	“ZAR”, “Rand” and “R” mean the lawful currency of South Africa at the relevant time

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1.2	Any reference in the Agreement to “person” will be construed as a reference to any person, firm or trust, company, corporation, government, state or agency of a state or any association or partnership, whether or not having separate legal personality, or two or more of the foregoing

1.3	Unless the context requires otherwise, any reference to “include” or “including” means “include without limitation” or “including without limitation”, as the case may be.

1.4	Words importing the singular will include the plural and vice versa, and words importing any gender will include the other genders

1.5	The head notes to the paragraphs to the Agreement are inserted for reference purposes only and do not affect the interpretation of any of the provisions to which they relate

1.6	The Agreement is binding on and enforceable by the successors-in-title, authorized representatives, permitted assigns or liquidators of the parties as fully and effectually as if they had signed this Agreement in the first instance, and reference to any party includes that party’s authorised representatives, permitted assigns or liquidators, as the case may be

1.7	If any provision in this 1 is a substantive provision conferring rights or imposing obligations on any party, then notwithstanding that such provision is contained in this 1, effect will be given thereto as if it were a substantive provision in the body of the Agreement.

1.8	Where any term is defined within the context of any particular clause in the Agreement, the term so defined will, unless it appears clearly from the clause in question that the term has limited application to the relevant clause, bear the meaning ascribed to it for all purposes in terms of the Agreement, notwithstanding that the term has not been defined in this 1

1.9	When the Agreement prescribes any number of Business Days, they will be reckoned inclusive of the first and exclusively of the last Business Day

1.10	If the day for the performance of any obligation in terms of the Agreement falls on a day which is not a Business Day, then that obligation will be performed on the immediately following Business Day. If the obligation in question relates to the payment of any amount, interest will accrue on that amount at the then-applicable rate for the additional period.

1.11	Expressions defined in the Agreement bear the same meanings in any schedule or appendices which do not contain their own definitions.

1.12	Any reference in the Agreement to legislation or subordinate legislation is to that legislation or subordinate legislation at the Signature Date and as amended, substituted and/or re-enacted from time to time.

1.13	The rule of interpretation that a contract will be interpreted against the party responsible for drafting or preparing the contract does not apply

2.	No Deductions

Except to the extent that the Act provides otherwise (if the Act applies)

2.1	the borrower will make all payments under the Agreement in full, free of any exchange commissions or bank charges, without any set-off or counterclaim and free from any deduction or withholding for or on account of any Taxes, and

2.2	If Investec is obliged to pay any withholding or other Tax on any amount in receives from the borrower (other than Tax on Investec’s overall income), that Tax will be for the borrower’s account, and the borrower will refund that amount to investec immediately on demand.

3.	Payments

3.1	The borrower will make all payments under the Agreement in Rand unless otherwise agreed in writing

3.2	Subject to 3.3, the borrower will make all payments on the due date into such account as Investec may specify to the borrower

3.3	The borrower hereby authorizes investec to recover any portion of the Total Amount which has become due and payable.

	3.3.1	by way of debit order from the bank account/s of the borrower or a third party in the name of the borrower or that third party that the borrower or third party (as the case may be) may specify to Investec in writing from time to time; and/or

	3.3.2	by way of automated clearing bureau (in which event no voucher will be provided to the borrower but details of each debit will be reflected on the borrower’s bank statement), electronic funds transfer or post dated cheque

3.4	The borrower undertakes to co-operate and comply with any directions that Investec issues with respect to the payments in 3.3

3.5	Subject to the Act (to the extent that the Act applies), nothing in this Agreement restricts Investec’s common law right to set off any amounts standing to the credit of any of the borrower’s accounts in Investec’s books from any portion of the Total Amount which has become due and payable

4.	Default

4.1	An Event of Default occurs if

	4.1.1	any of the events in 4.3 below occurs, and

	4.1.2	in the opinion of Investec the event in question is

		4.1.2.1	incapable of remedy or arises during or after Investec has called for the fulfillment of any of the special conditions in terms of 2 of the Loan Document (Special conditions), or

		4.1.2.2	capable of remedy and occurs before invested has called for the fulfillment of any

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special conditions, and the borrower fails to remedy or procure the remedy of that breach within 5 Business Days of written notice thereof (or such longer period as Investec may consider necessary in the circumstances), provided that if more that one event occurs within a period of 100 Business Days after the first of them, then the second and each subsequent event is deemed to be incapable of remedy and the notice period contemplated in this 4.1.2.2 will accordingly not apply.

4.2	For the purposes of this 4, if the Act applies, an event as contemplated in 4.3.2 to 4.3.17 shall, if it occurs, give rise to a dispute between the borrower and Investec for the purposes of 4.5.1 and section 129 of the Act.

4.3	The Events of Default, each of which is severable and distinct from the others, are the following, namely.

	4.3.1	the borrower or any third party fails to pay in full any amount payable to Investec on the due date for payment in accordance with the terms of any Finance Document or any other agreement, or the terms governing the payment of any such amount. For the avoidance of doubt the relevant arrears amount may include any residual payable in respect of the loan.

	4.3.2	the borrower or any third party breaches any term or condition of any Finance Document or any other agreement between Investec and the borrower and/or that third party (all of which are deemed to be material);

	4.3.3	a court judgement is granted against the borrower and either that judgement remains unsatisfied within 15 Business Days of it being given, or the borrower fails to take steps for its rescission or to note an appeal within that time, or (in Investec’s unfettered opinion) fails to proceed diligently with that rescission or appeal or, having applied for its rescission or noted an appeal, fails (in Investec’s unfettered opinion) diligently to pursue it or to obtain it within a reasonable time;

	4.3.4	the borrower commits an act which would be an act of insolvency as defined in the Insolvency Act 1936 if it were a natural person;

	4.3.5	the borrower enters into any compromise, composition or arrangement with all or any class of its creditors, or attempts to do so;

	4.3.6	if the borrower is a company:

		4.3.6.1	the Master of the High Court of South Africa issues a certificate as contemplated in section 346(3) of the Companies Act 1973 in respect of an application to wind-up the borrower, alternatively, the deponent thereto signs the founding affidavit delivered in support of such an application, whichever alternative occurs earlier.

		4.3.6.2	its directors or members propose, or its members pass or attempt to pass, a special resolution to wind-up the borrower as contemplated in section 349 and section 351 of the Companies Act 1973;

		4.3.6.3	it is otherwise provisionally or finally wound-up, liquidated or placed under judicial management or curatorship;

		4.3.6.4	it sustains a change of shareholders (whether as a result of the transfer of shares, the allotment of shares or otherwise) so that Control of the borrower vests in persons other than the borrower’s controlling shareholders as at the Signature Date; provided that this shall not apply where the borrower is a company listed on any recognised stock exchange.

		4.3.6.5	its directors or members propose, or its members pass or attempt to pass, or the directors or members of any of its Subsidiaries propose, or the members of any of its Subsidiaries pass or attempt to pass, a special resolution in terms of which the borrower or its Subsidiary may acquire any shares issued by the borrower;

		4.3.6.6	it or any of its Subsidiaries otherwise acquire any share issued by it;

		4.3.6.7	its directors or members propose or its directors or members pass or attempt to pass, any resolution in terms of which the borrower may

			4.3.6.7.1	effect a reduction of its capital in any way whatsoever, or

			4.3.6.7.2	make any payment or distribution to its shareholders (other than by way of a dividend duly declared and paid from profits available for that purpose) without obtaining Investec’s prior written consent

	~~4.3.7~~	~~if the borrowers is a close corporation~~

		~~4.3.7.1~~	~~the Master of the High Court of South Africa issues a certificate as contemplated in section 346(3) of the Companies Act 1973 (read with section 66 of the Close Corporations Act 1984) in respect of an application to wind-up the borrower, alternatively, the deponent thereto signs the founding affidavit delivered in support of such an application whichever alternative occurs earlier,~~

		~~4.3.7.2~~	~~its members propose, pass or attempt to pass a resolution to windup the borrower as contemplated in section 349 and section 351 of the Companies Act 1973 (read with section 67 of the Close Corporation Act 1984);~~

		~~4.3.7.3~~	~~it is otherwise provisionally or finally wound-up, or liquidated; or~~

		~~4.3.7.4~~	~~if sustains a change of members (whether as a result of the transfer or disposition of members’ interest or the issue or restructuring of the members’ interests) so that Control of the borrower is vested in persons other than the borrower’s controlling members as at the Signature Date~~

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	4.3.8	if the borrower is a natural person or partnership, it dies or is dissolved (as the case may be), or is provisionally or finally sequestrated,

	4.3.9	if the borrower is a trust, it is discharged, varied, revoked or wound-up,

	4.3.10	the borrower sells or attempts to sell the whole or a major part of its assets,

	4.3.11	any representation, warranty or statement by the borrower to Investec is or proves to have been incorrect or misleading when made or deemed to have been made,

	4.3.12	the borrower is rated as a result of a change in circumstances at any time after the Signature Date which rating results (in Investec’s reasonable opinion) in an increase in the level of credit risk with regard to the borrower’s obligations under the Agreement

	4.3.13	the borrower generally does anything which prejudices or could prejudice Investec’s rights or interests in terms of any Finance Document;

	4.3.14	any assets of the borrower are attached under writ of execution and the borrower fails to take steps for its rescission, or (in Investec’s unfettered opinion) fails to proceed diligently with such rescission, or having applied for its rescission fails to obtain it within a time that Investec (in its sole discretion) considers reasonable;

	4.3.15	the borrower ceases to carry on business;

	4.3.16	the borrower is arrested on suspicion of a failure to comply with any law; or

	4.3.17	any other event or series of events or any circumstances including, without limitation, any change, occurs which, individually or collectively, may (in the unfettered opinion of Investec) give rise to a Material Adverse Effect.

4 4	For the purposes of this clause 4, reference to the borrower is deemed also to be a reference to any surety or guarantor for, and/or co-principal debtor with, the borrower in respect of its obligations under the Agreement. Accordingly, if any of the Events of Default contemplated above occurs (subject to the necessary alterations) in respect of such a surety, guarantor and/or co-principal debtor, it shall be an Event of Default for the purposes of the Agreement.
~~4.5~~.	~~If an Event of Default occurs and the Act applies, Investec:~~
~~4.5.1.~~

~~may propose that the borrower refers the Agreement to a debt counsellor, alternative dispute resolution agent, consumer court or embud with jurisdiction, with the intent that Investec and the borrower resolve any dispute under the agreement or develop and agree on a plan to bring the payments under the Agreement up to date; and~~

~~4.5.2.~~

~~subject to the Act, may commence legal proceedings to enforce the Agreement after (i) providing the notice referred to in 4.5.1 or terminating the review in terms of section 86(10) of the Act (as the case may be); and (ii) meeting any further requirements set out in section 130 of the Act~~.

4.6.	Upon the occurrence of an Event of Default then, without prejudice to any other rights which may thereupon be available to it and subject to 4.5., Investec has the right to
4.6.1.

terminate the Agreement or enforce compliance with the Agreement and claim such reasonable damages as it may have suffered as the result of the Event of Default including any collection costs, default administration charges and any other reasonable amounts incurred by Investec as a result of the borrower’s breach in terms of the Agreement;

4.6.2.

pay any amounts on behalf of the borrower and to do all such things as Investec may consider necessary to protect its interest, and to have recourse against the borrower for all those amounts paid or things done, together with interest thereon as provided in 13 (Interest on overdue amounts);

4.6.3.

demand that the borrower pay to Investec all amounts for which Investec may be contingently liable in respect of any guarantee, suretyship, bill of exchange or other instrument issued, signed, endorsed, avalised or the like by Investec at the instance, or on behalf, of the borrower, and the borrower will immediately comply with that demand;

4.6.4.

withhold any further advances of the Principal Debt or any part thereof, or any other amount, to the borrower, and (if the Agreement is a credit facility in terms of the Act) suspend the credit facility without notice and/or close the credit facility by written notice to the borrower at least 10 Business Days before the credit facility will be closed;

	4.6.5.	to the extent it is able to do so revoke or otherwise withdraw any guarantee it has issued in favour of any third party to secure the obligations of the borrower; and/or
	4.6.6.	(to the extent lawful and in the manner required by law) to realise any Security
4 7	If an Event of Default occurs the Total Amount shall, without any further action by either party, be immediately due and payable.
5.	Representations and warranties
5.1

Each warranty and representation is a separate warranty or representation and is in no way limited to or restricted by reference to or by inference from the terms of any other warranty or representation or by any words of the Agreement

5.2	The borrower acknowledges that it is aware that Investec has entered into the Agreement on the strength of the warranties and representations set out in the Agreement
5 3

The rights and remedies of Investec in respect of any misrepresentation or breach of warranty on the part of the borrower will not be prejudiced or affected by any investigation of the borrower or any other person by or on behalf of Investec or any other act or matter which, but for this provision, would or might prejudice or affect any such rights or remedies

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5.4	The borrower represents and warrants to Investec from and after the Signature Date, so that those representations and warranties shall be deemed to apply at all times so long as any amount remains actually or contingently owing to Investec under any Finance Document that:

Material interest

	5.4.1	it has a material interest in entering into this Agreement and the Finance Documents

Foreign exchange

	5.4.2	the granting of the loan will not in any way be or constitute a contravention of Exchange Control Regulations 3(i)(e) and (f), or any similar regulations promulgated from time to time.

The borrower and authority

	5.4.3	if the borrower is a company or close corporation, it is a limited liability company or close corporation (as the case may be) duly constituted, incorporated and registered, and validly existing under the laws of South Africa, and has the power and authority to own its property and assets and carry on business;

	5.4.4	the borrower and any applicable third party (except Investec) has full power and authority (including pursuant to all necessary corporate, shareholder and other action) to enter into and perform in terms of any Finance Document, and that power and authority is not subject to attack or to be set aside for any reason;

	5.4.5	the borrower and any applicable third party (except Investec) is not prohibited in terms of its memorandum and/or articles of association (if it is a company) or otherwise in terms of any founding document, deed, constitution or agreement from entering into any Finance Document;

	5.4.6	the Agreement and any other Finance Document will, when executed, constitute legal, valid, binding and enforceable obligations on the borrower and any applicable third party (except Investec), enforceable in accordance with their terms;

	5.4.7	all persons acting on behalf of the borrower and any applicable third party (except Investec) in respect of its entry into any Finance Document and the fulfilment, and performance of its obligations under any Finance Document, have been properly and duly authorized so to act on behalf of the borrower (and that third party);

Financial statements

	5.4.8	to the extent that financial statements are prepared in respect of the borrower and/or the Group all annual and interim financial statements of the borrower and/or the Group will be prepared in accordance with the accounting principles and reporting standards that apply to the borrower, and the Companies Act 1973 and/or any other applicable legislation, or their equivalent in any other applicable jurisdiction;

Solvency

	5.4.9	to the best of its knowledge and belief it is not aware of the existence of any factor or circumstance which may impair the borrower’s ability to repay any part of the Total Amount;

	5.4.10	no steps have been taken and the borrower is not aware of any steps threatened or of any facts which are likely to give rise to steps being taken in respect of the borrower or any applicable third party (except Investec), in terms of sections 73, 311, 346, 349 or 351 of the Companies Act 1973 (if the borrower/third party is a company or close corporation) or sections 3 or 9 of the Insolvency Act 1936, or any other relevant or applicable provision of any law of South Africa, or any corresponding or analogous provision of legislation in any other jurisdiction. Without limiting the foregoing, the borrower/third party has not taken any action, nor have any steps been taken or legal proceedings been started or threatened against it, for its liquidation, winding-up or deregistration, the enforcement of any Encumbrance over its assets, or for the appointment of a liquidator, receiver, administrator, trustee, curator, judicial manager or similar officer of it or of any of its assets, nor has anything analogous to any of the foregoing occurred in any applicable jurisdiction.

Default

	5.4.11	no Event of Default or Potential Event of Default has occurred or is continuing to occur and no Event of Default or Potential Event of Default will occur as a result of its entering into or performing its obligations under the Agreement;

	5.4.12	the borrower and any surety, guarantor, pledgor or mortgagor in terms of any Finance Document is not in default in respect of any material obligation relating to any borrowed money;

	5.4.13	the execution, delivery and performance of the Agreement does not violate, breach or conflict with any law, court order, judgment or contractual obligation binding on or affecting the borrower or any of its assets

Tax

	5.4.14	the borrower has paid all Taxes due by it by the due date for payment of the relevant Taxes;
	~~5.4.15~~	~~the borrower is not liable to pay any penalty or interest in connection with any claim for Tax;~~
	~~5.4.16~~	~~the borrower is not subject to any liability as a result of the re opening of any Tax assessment;~~
Regulatory

	5.4.17	the borrower and all applicable third parties (except Investec) have obtained and are complying with all consents, authorisations, licenses, certificates and approvals required for the due execution, delivery and performance of any Finance Document and they have all taken all action and filed all notices and other documents with all competent authorities and regulatory bodies necessary for the execution, delivery and performance of any Finance Document.

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Litigation and disputes

	5 4 18	save as previously disclosed to Investec in writing, no litigation, arbitration or administrative proceedings are current or to the borrower’s knowledge, pending or threatened which, if adversely determined, are likely to have a Material Adverse Effect.

	5 4 19	no material dispute with any statutory or governmental authority is current or pending or to the borrower’s knowledge threatened against it or any of its assets.

Contracts

	5 4 20	save as disclosed to Investec in writing before the Signature Date, and other than the transactions envisaged in the Finance Documents, the borrower is not party to any contract, transaction, arrangement or liability which involves or is likely to involve obligations or liabilities which by reason of their nature or magnitude, ought reasonably to be made known to any intending provider of finance.

Disclosures

	5 4 21	the disclosures (if any) made by the borrower in writing to Investec in respect of the warranties are accurate and complete and reflect all material off-balance sheet liabilities of the borrower, including commitments and obligations under leases of movables and foreign exchange liabilities and losses as at the date of such disclosure.

	5.4.22	all information in respect of the warranties and representations and all of the warranties and representations given by the borrower to Investec relating to the business, activities, affairs, assets or liabilities of the borrower were when given, and as at each day thereafter until such time as the borrower ceases to be actually or contingently indebted to Investec under the Agreement, accurate and comprehensive in all material respects.

	5 4 23	all information supplied by the borrower to Investec in contemplation or for the purpose of the Agreement was, to the best of the borrower’s knowledge and belief (having made all reasonable enquiries), true and accurate in all respects as at the date of supply and not misleading, and such information does not omit anything, nor since the date of such information has anything occurred, which renders that information untrue or misleading in any material respect, and all projections and statements of belief and opinion given by the borrower to Investec were made honestly and in good faith after due and careful enquiry and remain valid.

	5 4 24	there are no material facts or circumstances in respect of the borrower or any applicable third parties (except Investec) or the Group, or the borrower/third party’s or Group’s affairs, business and operations which the borrower has not fully and fairly disclosed in writing to Investec, or which, if disclosed, would be likely to adversely affect the decision of a person considering whether to enter into this Agreement.

Laws

	5 4 25	the granting of the loan will not in any way be or constitute a contravention of any law

Companies Act

	5 4 26	the granting of the loan will not in any way cause Investec to contravene or to assist or otherwise be involved in the contravention of section 38 of the Companies Act 1973;

	5 4 27	the borrower has to the extent necessary in respect of the loan, complied, and procured the compliance by all relevant third parties, with section 226 of the Companies Act 1973; and

	5 4 28	the borrower or any applicable third party (except Investec) has not been arrested on suspicion of a failure to comply with any law.

6.	Financial statements

To the extent that the borrower is required by law to prepare financial statements in respect of its affairs the borrower will, for the duration of the Agreement deliver to Investec

6.1.	on demand copies of those statements and such additional financial information as Investec may reasonably require during the term of the Agreement; and

6.2.	to the extent applicable copies of the unaudited and/or audited financial statements of each member of its Group within 6 calendar months after those companies’ financial year-ends.
7.	Maintenance of Security
The borrower will timeously pay or procure the timeous payment of all Taxes, charges, costs, insurance premiums and other amounts that become due in connection with this Agreement and/or the Security
8.	Covenants

From and after the Signature Date and so long as the borrower or any third party has any liability to Investec under any Finance Document, the borrower

8.1	undertakes that obligations and liability under each Finance Document: will at all times rank save in respect or statutory preferential debts, at least equally or higher than all its present and future unsecured indebtedness

8.2	will not create or permit to subsist any Encumbrance upon the Security the whole or any part of its present or future property, revenues or assets in excess of the amount of the borrower’s liability to Investec, without Investec’s prior written consent, save for any Encumbrance

	8.2.1.	arising solely by operation of law in the ordinary course of the borrower’s business in respect of indebtedness (i) which shall be discharged within 30 Business Days of it so arising or (ii) which is in Investec’s sole opinion being contested in good faith and by appropriate means.

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	8 2 2	arising out of title retention provisions in a supplier’s standard conditions of supply or

	8 2 3	in respect of cash cover deposited with Investec pursuant to the loan.

8 3	will not, without Investec’s prior written consent (which Investec may not unreasonably withhold or delay), factor, sell, assign, discount otherwise dispose of any book or other debts, claims or securities for money up to the amount of the borrower’s liability to Investec.

8 4	will immediately upon becoming aware of it, inform Investec of the occurrence of any Event of Default or Potential Event of Default, and of any steps it has taken or proposes to take to remedy or mitigate the effect of any such event.

8.5	will comply with all laws and regulations existing in the jurisdiction where the Security is situated

8.6	will procure that whenever Investec asks questions relating to the Agreement, the borrower’s employees officials, authorised agents and directors will verify that the proceeds and use of the amounts advanced under the Agreement are in fact in accordance with the normal ambit of business transactions conducive to the borrower’s business, and will give such assistance in their reply to those questions to allow Investec to discharge fully its obligations in terms of FICA; and

8.7.	will procure that all consents, licenses, approvals authorisations and exemptions, if any, as the borrower or any third party may require under any applicable law, or for the continued due performance of the borrower’s obligations, pursuant to the loan or that third party’s obligations pursuant to any Finance Document or the Security, as the case may be are obtained and maintained in full force and effect.

9.	No obligation to advance

Notwithstanding any other term of the Agreement, Investec is not obliged to advance the Principal Debt or any part thereof, or any other amount if an Event of Default or a Material Adverse Effect has occurred or a Potential Event of Default has arisen, or if any special condition stipulated in 2 of the Loan Document (Special conditions) has not been fulfilled.

10	Statement of account

10 1	If the Act applies:

	~~10 1 1~~	~~and unless Investec and the borrower agree a longer period, Investec will deliver statements of account to the borrower monthly, and~~
~~10 1 2~~

~~Investec will deliver all statements of account to the borrower in the manner chosen by the borrower in its application for the loan or as it otherwise nominates to Investec in writing for delivery of documents from the options available in terms of the Act.~~

10 2	If the Act does not apply, Investec will deliver statements of account to the borrower in accordance with its normal practice
11.	Increased costs
11.1	If at any time or times during the term of the Agreement, and (if the Act applies) only to the extent that the Act permits

	11 1 1	any new law, ruling or regulation is promulgated given or adopted;

	11 1 2	there are any changes in any departmental practice of any relevant monetary or fiscal authority;

	11 1 3	there is any change in banking practice as it applies to Investec;

	11 1 4	there is any compliance by Investec with any directive or request whether or not having the force of law from any monetary or fiscal authority;

	11 1 5	there is any change in, or any change in the interpretation, administration or application of any law, regulation, directive or official request, including the Income Tax Act 1962, Banks Act 1990, or any regulations made in terms thereof;

	11 1 6	Investec is required or requested by any statutory or monetary authority, to pay any Taxes (other than normal Tax on Investec’s income), or to increase or maintain special deposits or reserve assets, capital assets, liquid assets and cash reserves, in addition to those currently paid maintained or reserved or;

	11 1 7	There is any other event beyond the reasonable control of Investec.

Which would or does.

	11 1 8	subject Investec to any Taxes or other charges in respect of any Finance Document or change the basis of Taxation of Investec in respect of payments of Capital interest or fees payable to it (except for changes in the rate of normal Taxation on the overall net income of Investec)

	11.1.9.	impose, modify or deem applicable any reserve special deposit or similar requirement against assets of deposits with or for the account of or credit extended by Investec, or

	11.1.10	impose on Investec any other obligation or condition affecting the amounts advanced by it or its obligations in terms of the Agreement.

and the result of any of the above is to increase the cost to Investec of making any advance or maintaining the loan or to reduce any amount/s received or receivable by invested in terms of the Agreement by a sort which is (in Investec’s reasonable opinion) material or

	11.1.11	if at any time or times during the term of the Agreement the Capital is not fully utilized and Investec would be or is subjected to any limitation, restriction or measurement affecting its ability to continue to hold the unutilized portion available to the borrower without incurring additional cost or suffering loss of revenue.

then the borrower will immediately pay to Investec on demand (subject to the Act if and to the extent that the Act Applies) and while such circumstances continue such additional amount or amounts which will

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compensate Investec for the additional cost or reduced receipts and furthermore in the case of an event occurring under this 11 Investec has the right to withhold any such unutilised portion until such time as arrangements satisfactory to Investec have been concluded to compensate Investec for existing or future costs or reductions in receipts, subject to the Act if and to the extent that the Act applies

11.2	Investec will give the borrower reasonable notice of all variations to any payments which may be required to be made in terms of 11.1
11.3	If the borrower fails or refuses to pay any additional amount as contemplated in 11.2
11.3.1

If the Act does not apply then either party will be entitled on 90 (ninety) ~~30 (thirty)~~ days notice to the other party, to inform such other party that the Total amount at that time is to be repaid forthwith upon the expiry of the 90 (ninety) ~~30 (thirty)~~ day period. Upon the giving of such notice by either party the Total Amount shall become due and payable upon the expiry of the said notice period; and

	11.3.2	If the Act does apply, then the borrower has the right to repay the Total Amount in full
12.	Repayment of Principal Debt and Interest
12.1

The borrower will repay the Principal Debt and interest as set out in the Loan Document on the assumption that Investec will advance the full amount of the Principal Debt to the borrower. The borrower and Investec acknowledge that some of the amounts as set out in the Loan Document and/or the Loan Summary on the Signature Date may be estimated amounts and as such, are subject to variation. If any such estimate is proved to be inaccurate, or if any amount is varied in terms of this 12

	12.1.1	Investec will recalculate the amounts due and payable by the borrower to Investec at such time and

	12.1.2	If the Act applies, Investec will give 5 Business Days written notice to the borrower in terms of and otherwise comply with the Act or

	12.1.3	If the Act does not apply, the Agreement will automatically be amended to reflect the correct amounts, unless the borrower in good faith disputes that amount by written notice to Investec within 5 Business Days after it receives the first statement reflecting the recalculation amount

13.	Interest on overdue amounts

13.1	If the borrower fails to pay any amount due in terms of the Agreement (including any fee due to Investec) then the borrower will, without prejudice to Investec’s further or alternative rights and remedies pay to Investec penalty interest, in addition to any other interest provided for in the Agreement on all amounts so outstanding from the date those amounts became due and payable to date of payment thereof (both days inclusive) calculated at

	13.1.1	If the Act does not apply 3% above the Applicable interest Rate at the time of default or

	13.1.2	If the Act does apply, the highest interest rate applicable to any part of the Principal Debt under the Agreement

14.	Conversion of the Applicable Interest Rate

14.1	If the Applicable Interest Rate is linked to the Base Rate and the borrower has complied with all of its obligations in terms of the Agreement then the borrower has the right at any time to request Investec to convert the Applicable Interest Rate from a floating rate to a fixed rate in accordance with the following provisions

	14.1.1	The borrower will give Investec a written request that it would like to convert the Applicable interest Rate in respect of all or part of the Principal Debt

	14.1.2	Within 5 Business Days after receiving the borrower’s notice in terms of 14.1.1 Investec will, in its sole discretion, determine the fixed interest rate for a specified period of time and inform the borrower in writing of

		14.1.2.1	that rate (as a percentage per year)

		14.1.2.2	the manner in which the interest will be calculated, compounded and payable

		14.1.2.3	the date on which Investec will book the funds with its Treasury Department

		14.1.2.4	the period for which the fixed rate will apply, and

		14.1.2.5	if the Act applies, then subject to the Act and to the extent the Act permits, the conversion fee (if any), that the borrower must pay to Investec in respect of the conversion

The availability of a fixed rate is subject to Investec’s sole discretion and to prevailing market conditions.

	14.1.3	If the borrower accepts the terms stipulated in the notice from Investec contemplated in 14.1.2

		14.1.3.1	it must inform Investec thereof in writing and pay the conversion fee contemplated in 14.1.2.5 (if applicable) before the date contemplated in 14.1.2.3

		14.1.3.2	the Applicable Interest Rate will be converted with effect from the date contemplated in 14.1.2.3. and

		14.1.4.3	the fixed interest rate quoted by Investec will apply for the duration of the period contemplated in 14.1.2.4

	14.1.4	Upon expiry of the fixed rate period, the loan will bear interest at the Applicable Interest Rate as at the date of conversion subject to any variation in the Base Rate

	14.1.5	If there is a dispute as to the interest rate applicable under the Agreement, the interest rate will be the Applicable Interest Rate

14.2	If the Applicable Interest Rate is a fixed rate, the borrower and Investec may agree to convert the rate to a floating rate on terms acceptable to Investec and the borrower will pay Investec on demand any Break Costs that arise pursuant to the conversion (subject to the Act if the Act applies)

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14.3	If the Applicable Interest Rate is a fixed rate, and at any time

	14.3.1	the borrower exercises its rights under 16 (Early payment and early termination by the borrower) or

	14.3.2	Investec exercises its right to claim immediate payment of the borrower’s indebtedness in terms of the Agreement pursuant to any Event of Default or otherwise

(the date of each event being an “early settlement date”) then, subject to the Act if the Act applies the borrower will pay Investec on request (i) an administration fee (plus VAT) equal to 20 Business Days’ interest calculated in terms of the Agreement using the interest rate in force on the early settlement date; (ii) in the case of a large agreement (as that the term is defined in the Act), an early termination charge as contemplated in clause 16 (Early payment and early termination by the borrower) and (iii) the amount by which the value of the instalments falling due after but repaid on, the early settlement date (“Repaid Amount”), when determined in accordance with “A” is greater than the value of the Repaid Amount when determined in accordance with “B”, where;

“A” is the aggregate of the amount derived by applying the fixed interest rate to the Repaid Amount and discounting the Repaid Amount plus the interest so calculated by a rate selected by Investec (in its reasonable discretion) from the JSE Actuaries Yield Curve (“Discount Rate”); and

“B” is the aggregate of the amount derived by applying an appropriate market-related interest rate selected by Investec (in its reasonable discretion) to the Repaid Amount, and discounting the Repaid Amount plus the interest so calculated by the Discount Rate.

For the purposes of this clause, the Discount Rate will be a rate which most closely approximates an investment period that corresponds to the period from the early settlement date to the due date or dates (as the case may be) of the Repaid Amount, converted (if necessary) to a nominal annual rate compounded monthly in arrears (and calculated on the basis of a 365-day year irrespective of whether the year is a leap year or not).
15.	Increases or decreases in the interest rate

If the Applicable Interest Rate is linked to the Base Rate, and if that rate increases or decreases, then the Applicable Interest Rate charged in respect of the Agreement will automatically and concurrently therewith increase or decrease, as the case may be, by the same percentage. If the Act applies to this agreement Investec will give the borrower written notice of any such change in the interest rate within 30 Business Days after the day on which the change in the Base Rate takes effect. Investec may, in its discretion, give such notice in a statement of account contemplated in 10.

16.	Early payment and early termination by the borrower
~~16.1.~~	~~if end to the extent that the Act applies the borrower may:~~
~~16.1.1.~~

~~settle this agreement at any time, with or without advance notice to Investec and Investec must accept the amount required to settle this agreement when it is tentered even if that is before the date on which the payment is due, provided that on the date on which the Agreement is settled the borrower pays to Investec:~~

		~~16.1.2.1~~	~~the outstanding Total Amount, and~~
~~16.1.2.2~~

~~in circumstances where the Agreement is a “large agreement” as defined by the Act, an early termination charge equal to (1) the interest that would have been payable under this agreement for a period equal to the difference between (i) 3 months and (ii) the period of notice (if any) given by the borrower; or (2) if the rate of interest is fixed and a charge has been prescribed that is greater than the amount calculated in accordance with (1), the prescribed charge, and/or~~

16.1.2.

prepay any amount owing from time to time, with or without advance notice to Investec and Investec must accept any such payment when it is tendered even if that is before the date on ~~which the payment is due~~

16.2	if the Act does not apply
16.2.1.

If the borrower has the right to anticipate the due date for payment of the Principal Debt or any part of it pursuant to 8 of the Loan Document (Repayments and early repayment), it may exercise its right by giving prior written notice to Investec of at least 30 Business Days provided that if the Applicable Interest Rate is fixed, the early repayment date must coincide with the expiry of any fixed rate period, failing which the borrower must pay Investec immediately on demand any fixed rate penalty (calculated in accordance with 14.3 above (Conversion of the Applicable Interest Rate)) ~~and/or other Break Costs investee determines.~~

~~16.2.2~~.

~~If the borrower does not have the right to anticipate the due date for payment of the Principal Debt or any part of it pursuant to 8 of the Loan Document, the borrower may not repay the Principal Debt (or the outstanding balance thereof) together with interest before the due date for payment thereof without Investec’s prior written consent. Investee may make any such consent conditional on payment by the borrower of any early settlement fee, and on any other terms, that Investec may determine in its sole discretion~~

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17.	Drawdown facility

17 1	The borrower has the right to pay amounts in addition to instalments it must pay in terms of 8 of the Loan Document (Repayments and early repayment), subject to the following

	17 1 1	the borrower must notify Investec of any additional payment in terms of this 17 1 1 in writing at the time of the payment in question

	17 1 2	the borrower may withdraw amounts equal to the sum of the additional payments subject to the following

		17 1.2.1.	for the avoidance of doubt, the borrower must continue paying the instalments in terms of 8 of the Loan Document (Repayments and early repayment); and
~~17.1.2 2~~

~~withdrawals will in each case, be credited to an account that the borrower specifies in writing to investec. When credited, each amount withdrawn will be deemed to have been received by the borrower. A certificate signed by any person authorised to issue a certificate in terms of 29 (Certificate) will, unless proven otherwise, be proof that the specified account has been credited with the amount withdrawn~~

17.2.	Without limiting Investec’s rights (including its rights under 4 (Default)). Investec may:

	17.2.1.	suspend the facility granted in terms of this 17 without notice, if the borrower commits an Event or Default if (subject to the Act. of the Act applies) Potential Event of Default; or
	~~17.2.2.~~	~~close the facility granted in terms of this 17 by giving 10 Business Days written notice to the borrower~~
17.3	For the avoidance of doubt, additional amounts paid in accordance with this 17 do not form part of the Principal Debt and are not repayments of Principal Debt.

18.	Security

18.1.	As security for the borrower’s due payment of the Total Amount, the borrower will register or procure the registration of the Bond and/or promptly provide or procure the provision of any other Security specified in 2 of the Loan Document (Special conditions).

18.2	If the loan is approved subject to the registration of a Bond, Investec will subject to 18.3 and (if the Act applies) subject to the Act, instruct its attorneys to:

	18.2.1.	prepare the Bond(s) in such form and on such terms and conditions as Investec requires; and

	18.2.2.	register the Bond(s) for the Principal Debt together with an additional sum of 20% for the purpose of securing certain costs and disbursements as may be paid or incurred by investec

18 3	The borrower may (subject to invetec’s written approval of such attorney(s)) appoint the borrower’s nominated attorney(s) to attend to the registration of the Bond(s)

19.	Insurance

~~Subject to the Act (to the extent the Act applies)~~

~~19.1.~~	~~The borrower will:~~

	~~19.1.1.~~	~~procure and maintain such Insurance as investec requires with effect from the Commencement Date, covering~~

	~~19.1.2.~~	~~in the case of insurance over immovable property the full asset value or in the case where the Act does not apply, the replacement value, of the property, and~~

	~~19.1.3.~~	~~in any other case (including credit life insurance), the Total Amount at any time during the Agreement;~~

	~~19.1.4.~~	~~procure that the insurance is in the borrower’s name or, at investec’s request, in the name of the borrower and/or Investec for their respective rights and interests and procure that Investec’s rights and interests as mortgagee or financier are noted on the policy and if Investec requires, that the policy contains a nomination of investec as loss payee.~~

	~~19.1.5.~~	~~immediately after obtaining the Insurance, and unless Investec is already in possession thereof, deliver or procure the delivery of the relevant policy documents in relation to the Insurance to Investec.~~

	~~19.1.6.~~	~~subject to 19 5. timeously pay or procure that any applicable third party timeously pays, all premiums in respect of the Insurance and will, whenever Investec so requires, deliver or procure the delivery of proof to Investec’s reasonable satisfaction that the borrower or any applicable third party has paid all premiums in respect of the Insurance~~

	~~19 1 7~~	~~refrain from any act or omission, and will procure that any applicable third party refrains from any act or omission, which would constitute a breach of the Insurance or entitle the insurer to repudiate any claim made under the Insurance; and~~

	~~19.1.8.~~	~~notify Investec of any matter which could give rise to a claim as soon as possible after that matter arises and of any material change to the property and/or the risks~~

~~19.2~~	~~The borrower hereby cedes assigns and transfers to Investec or will procure that any applicable third party cedes assigns and transfers to Investec all its present and future right, title and interest in and to the proceeds of the insurance as continuing covering security for the borrower’s indebtedness to investec under the Agreement and will promptly inform the insurer in writing of that cession, assignment and transfer To the extent that Investec requires the borrower or any third party to execute any other documents to give effect to this 19.2 the borrower will do so and/or procure that the third party in question does so, immediately on request from Investec. This cession will endure and be of force and effect until the borrower has repaid the Total Amount and otherwise discharged all of its obligations under the Finance~~

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	11 of 16

~~Documents and the Bond and any other security granted in respect of the loan has been cancelled~~

~~19.3~~	~~The Insurance may, subject to agreement with the borrower or any applicable third party and subject to the borrower’s lawful exercise of a free choice to do otherwise be arranged by Investec Insurance Brokers (Proprietary) Limited (“IIB”) on behalf of the borrower. The Insurance shall be with an insurer and on terms and conditions approved by Investec (including a mortgagee/lender protection clause and the nomination of Investec as loss payee) and at the sole cost of the borrower. The insurance shall unless otherwise agreed to writing by Investec, be effective from the Commencement Date.~~

~~19.4.~~	~~If the Act applies and the borrower chooses not to enter into a policy proposed by Investec of IIB in writing, the borrower must substitute such policy for an alternative insurance policy provided that (i) Investec has consented in writing to the terms of the substitute policy; and (ii) the borrower provides Investec with the following written directions and Investec’s request.~~

	~~19.4.1.~~	~~a valid direction in the prescribed manner and form requiring and permitting Investec to pay any premiums due under the policy during the term of this Agreement on the borrower’s behalf as they fall due, and to bill the borrower for the amount of those premiums in accordance with the Act; and~~

	~~19.4.2.~~	~~a valid direction to the Insurer in the prescribed manner and form, naming Investec as a loss payee under the policy up to the Total Amount at the happening of an insured contingency, and requiring the Insurer, if an insured event occurs, to settle the borrower’s obligation under this Agreement as a first charge against the proceeds of that policy at any time during the term of this Agreement.~~

~~19.5.~~	~~Unless otherwise agreed by Investec, and notwithstanding any provisions to the contrary contained in the Agreement, the borrower hereby authorises Investec to capitalise the premium/s payable under any policy of insurance contemplated in this Agreement, to form part of the Principal Debt, and the instalments required to be paid in terms of this Agreement shall be increased accordingly.~~

~~19.6.~~	~~If any immovable property comprises a sectional title unit, the borrower will procure that the body corporate arranges for the Insurance as contemplated above in respect of the immovable property comprising the scheme for an amount not less that the full asset value (or to the extent that the Act does not apply, the full replacement value) of the unit, being not less than any minimum asset value (or replacement value, as the case may be) required by Investec from time to time. Such Insurance is to be effected by and in the name of the body corporate and the borrower undertakes to ensure that Investec’s interest as mortgagee is noted by the body corporate and, if Investec requires, that the policy contains a nomination of Investec as loss payee. The Insurance shall be dealt with as insurance in terms of this clause to the extent that these provisions can be applied to such insurance~~

~~19.7.~~	~~The borrower must promptly notify IIB or the relevant insurer in writing if alterations or extensions to any insured property are undertaken, which will increase the asset value (or, to the extent that the Act does not apply, the replacement value) of that property. This clause is a stipulatio allen in favour of IIB, which IIB may accept at any time without notice to Investec or the borrower~~

~~19.8.~~	~~Without limiting Investec’s rights in terms of 4 (Default). If the property (or any improvements) are not insured, or if the borrower fails to maintain or to procure the maintenance of any insurance in respect of the property or improvements. Investec has the right (but is not obliged) to insure the property and/or improvements and/or to pay the premiums in respect of any policy and/or to perform any obligations on behalf of the borrower. The borrower will immediately on demand from Investec pay all costs that Investec incurs in this regard and hereby authorises Investec to include such amounts in the Principal Debt.~~

~~19.9.~~	~~All money received from any insurer by virtue or the cession/s above will, in Investec’s sole discretion be applied either in partial or full repayment of the outstanding Principal Debt or in the restoration of any property damaged or destroyed by any cause covered by the Insurance and under such conditions as Investec may specify.~~

~~19.10.~~	~~The borrower shall obtain any third party consent required in relation to the cession of any Insurance and warrants that no other cessionary of similar rights has any prior or better rights to those of Investec~~

~~19.11.~~	~~The borrower shall deliver to all relevant insurers under the Insurance a written notification and confirmation of the cession provided for in this clause, prior to the commencement of the relevant Insurance, and shall give proof to Investec of having done so. If the borrower fails to deliver any such written notification and confirmation (and provide proof thereof to Investec); Investec may do so on behalf of the borrower or in any event on its own behalf. If the borrower, after receipt of 3 days written notification fails to sign any documentation required by any relevant insurer, the borrower hereby irrevocably appoints and authorises IIB to sign and deliver to the insurer the documentation required on its behalf~~
~~19.12.~~	~~The cession provided for in this clause shall remain in force notwithstanding any changes to the terms and conditions of the loan.~~

20.	Delivery of Security documentation

The borrower will on the Signature Date deposit with Investec all deeds, documents, diagrams, leases and policies (as applicable) which evidence in Investec’s sole discretion title and any Encumbrances relating to the Security

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	12 of 16

~~21~~	~~Valuation~~

~~21.1~~	~~Investec and the borrower record that as part of Investec’s assessment of the borrower’s loan application the borrower has procured or, subject to the Act if and to the extent that the Act applies, shall be obliged to procure, a valuation of the Security and any improvements on or to the Security in form and substance acceptable to Investec. If the Act applies and to the extent permitted by Investec, the borrower hereby authorises Investec to effect payment of the valuation costs, on the borrower’s behalf, out of the proceeds of the Capital~~

~~21.2~~.	~~No valuation conducted by Investec or on behalf of the borrower, nor the advancing of any amount to or on behalf of the borrower in terms of the Agreement will be construed as a warranty or representation as to~~

	~~21.2.1.~~	~~the reasonableness of the valuation;~~

	~~21.2.2.~~	~~the soundness of the Security; or~~

	~~21.2.3.~~	~~the replacement value thereof for insurance purposes of Tax purposes.~~

~~21.3~~.	~~Investec is obliged, in terms of the Code of Banking Practice, to inform the borrower that~~

	~~21.3.1~~	~~Investec does not have the skills or the resources to monitor or control the quality of the building the borrower is building or buying. The valuation of the property to be mortgaged is solely to enable it to assess the value of the security to it. It is not intended to be an evaluation of the present of future market value of the property nor does it have to be the same as the purchase price. Investec has not necessarily inspected the property and does not accept any responsibility or liability for the structural or other conditions of the security. even if the loan is a development or building loan.~~

	~~21.3.2~~	~~should the borrower require it Investec will provide the borrower with the assessed value of the security and the minimum asset value (or, to the extent that the Act does not apply the minimum replacement value) for insurance purposes that Investec has placed on the buildings and improvements on the property and~~

	~~21.3.3~~	~~issues of home quality are the responsibility of the seller (or builder or developer) and the borrower as buyer. Homes younger than 5 years may also have a National Home Builders Registration Council limited warranty. The borrower must satisfy himself to the best of his ability that he is buying a good product and if necessary obtain assurance as to the structural quality of the property, compliance with local authority requirements and replacement costs of the buildings and improvements from the proper experts~~
~~2.1.4~~

~~If the Act applies and if Investec is not able, for any reason whatsoever, to effect payment of the valuation costs, on the borrower’s behalf, out of the proceeds of the Capital (as contemplated in clause 21.1), the borrower hereby authorises Investec to pay such valuation costs, on its behalf, and agrees to refund such costs to the consumer on demand~~

22.	Information sharing

22.1.	The borrower confirms that Investec may transmit to any Credit Bureau, data about the application, opening and termination of any account in respect of the borrower pursuant to this Agreement

22.2.	Investec will transfer to any credit bureau any non-compliance by the borrower with the terms and conditions of this Agreement. The names and contact details of the Credit Bureaux to which Investec transfers information is included in the Schedule to these Standard Terms and Conditions. The Credit Bureaux to which Investec supplies information will provide a credit profile and possibly a credit score on the creditworthiness of the borrower

22.3.	The borrower has the right in terms of the Act to contact the Credit Bureaux, have its credit record disclosed, and correct inaccurate information

23.	Financial advice

23.1.	Each party to the Agreement acknowledges that it has acted at arms’ length and for its own account in negotiating, executing and implementing the Agreement.

23.2.	The borrower acknowledges that:

	23.2.1.	in negotiating and implementing the Agreement, and in assessing and implementing the transaction contemplated by the Agreement (“Transaction”), it has not sought or received any advice (as that term is defined in the Financial Advisory and Intermediary Services Act 2002 (“Financial Advice”)) from Investec; and

	23.2.2.	it has either obtained tax accounting, regulatory, legal and Financial Advice from appropriate independent advisors with respect to the Transaction, or dispensed with the need to do so

24.	Cession

24.1	The borrower does not have the right to cede, delegate, transfer or novate all or any part of its rights or obligations under any Finance Document without Investec’s prior written consent

24.2	Investec may at any time

	24.2.1.	cede and/or delegate to any one or more person or persons (including any bank or other financial institution) all or any part of Investec’s rights benefits or obligations under any Finance Document whether that cession or delegation (to which delegation the borrower hereby consents) is made to the cessionary alone or to the cessionary jointly and severally with Investec or any other person. To the extent that any cession may result in a splitting of claims the borrower hereby expressly consents thereto, or

	24.2.2.	changes its lending office.

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	13 of 16

24.3	Without limiting 22 (information sharing), Investec may, subject to the Act (if the Act applies) disclose any relevant credit-related information that it may have regarding the borrower and the Group to any third party, including any surety or guarantor or any of Investec’s affiliates and to any assignee, whether actual or potential, or any person with whom Investec may otherwise consider entering into contractual relations in relation to the Finance Documents

25.	Notices

25.1	All notices to be given by the borrower to Investec must be given by prepaid registered post, fax or delivery by hand to address on page 1 of the Loan Document. Investec will deliver all notices to the borrower by prepaid registered post, ordinary mail, email, statement, printable web-page, fax or delivery by hand to the borrower’s address on page 1 of the Loan Document, subject to the Act to the extent that the Act applies. The borrower warrants that its address and any other address it selects in terms of the Agreement is an address at which it is ordinarily resident or employed or ordinarily carries on its business, trade or calling.

25.2	Any notice given in terms of the Agreement must be in writing and will:

	25.2.1	if delivered by hand, be deemed to have been received by the addressee on the day of delivery;

	25.2.2	if posted by pre-paid registered post be deemed to have been received by the addressee on the fifth Business Day following the date of such posting.

	25.2.3	if transmitted by fax, be deemed to have been given received by the addressee on the first Business Day after the date of transmission, and

	25.2.4	in the case of the borrower if transmitted by email or printable web-page (if applicable) on the Business Day of transmission.

unless the disputing party proves the contrary

25.3.	Notwithstanding anything on the contrary contained or implied in the Agreement a written notice or communication actually received by one of the parties from the other will be adequate written notice or communication to that party.

25.4.	Each party shall be entitled to change its domicilium citandi of executandi to another physical address situated within the Republic of South Africa by giving the other party written notice to that effect.

26.	Governing law

All of the Finance Documents will be governed by and construed in accordance with the laws of South Africa.

27.	Illegality

27.1	if at any time after the Signature Date it is or becomes unlawful or contrary to any lawful request from or requirement of the South African Reserve Bank or other South African governmental department or authority, whether or not having the force of law, for Investec to perform any of its obligations under the Agreement, then subject to the applicable provisions of the Act.

	27.1.1.	Investec will promptly after becoming aware thereof notify the borrower to that effect by way of a certificate signed by a director or manager of Investec (or a person of an equivalent or higher level of authority) whose appointment or designation it will not be necessary for Investec to prove, and

	27.1.2.	if Investec so requires, the borrower will by not later than such date as Investec specifies in that certificate (which date may not be earlier than 3 Business Days after the date of that certificate) repay the Total Amount in full.

27.2	if Investec does not exercise its option pursuant to 27.1.2 insofar as any provision of the Agreement conflicts with any law or lawful request from or requirement of the South African Reserve Bank or other South African government department or authority, that provision shall be deemed to be amended only to the extent necessary to comply with that law, lawful request or requirement

28.	Right of withdrawal

For the avoidance of doubt, Investec will not be bound by any clause of the Agreement until such time as it receives and executes the original thereof, duly signed by the borrower and completed as required.

29.	Certificate

Without limiting section 169 of the Act a certificate issued by any manager or assistant manager of Investec as to any indebtedness of the borrower in terms of any Finance Document or any other fact relating to any Finance Document shall, unless proven otherwise by the borrower, be prima facie evidence of the borrower’s indebtedness to Investec in terms of that Finance Document and/or such other fact for the purpose of provisional sentence or summary judgment proceedings or for any other purpose.

30.	Appropriation

If the Act does not apply but subject to applicable law Investec shall be entitled to appropriate any payments received by if in terms of the Agreement as it in its sole discretion appropriate, provided that if the Act does apply, all payments received by Investec in terms of the Agreement shall be appropriated the following manner

	30.1	firstly, to satisfy any due or unpaid interest

	30.2	secondly, to satisfy any due or unpaid fees or other charges and

	30.3	thirdly to reduce the Principal Debt.

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	14 of 16

31.	Severability

Each clause of the Agreement is severable, the one from the other if any clause is found to be defective or unenforceable for any reason by any competent court, then the remaining clauses will be and continue to be of full force and effect.

32.	No waiver

No relaxation, indulgence or extension of time that Investec grants to the borrower will be construed as a waiver of any of Investec’s rights in terms of any Finance Document, or a novation of any of the terms of any Finance Document, or stop Investec from enforcing strict and punctual compliance with the terms of any Financial Document.

33.	No variation

Subject to 1 (Definitions), 4 (Default), 12 (Repayment of Principal Debt and interest) and 27 (Illegality) above, no variation of, addition to, consensual cancellation of or waiver of any right arising in terms of any Finance Document will be of any force or effect unless it is reduced to writing and signed by a duly authorised representative of each party.

34.	Whole agreement

The Loan Document, the Loan Summary (Annexure B to the Loan Document), these Standard Terms and Conditions (Annexure A to the Loan Document), any annexure or schedule to such documents and any written terms and conditions applicable to the Bond(s) (if any) constitute the whole agreement between the parties in relation to the subject matter thereof and no party is bound by any undertaking, representation or warranty not recorded therein.

35.	Indemnity

	35.1.	Subject to 35.2, the borrower hereby indemnifies and holds Investec harmless from all and any loss, injury, damage, fines, Taxes, penalties and claims whatsoever and howsoever arising from or connected with any Finance Document, and whether or not any such loss, injury, damage, fines, Taxes, penalties and claims are caused by any act of or omission of the borrower or anyone else

	35.2.	The borrower will not be liable under 35.1 to the extent that the loss, injury, damage, fines, Taxes, penalties or claim results directly from any breach by Investec of the Agreement which is finally judicially determined to have resulted directly from Investec’s negligence or willful misconduct.

36.	Subordination

The borrower undertakes that it and its Subsidiaries, if any, will not without Investec’s prior written consent

	36.1.	grant security to any other person which will have the effect of subordinating the claims of Investec under any Finance Document to the claims of that person, or

	~~36.2.~~	~~encumber any presently unencumbered assets or any assets that the borrower may acquire in future; or~~

	~~36.3.~~	~~borrow further money from any third party~~

37.	Counterparts

The Agreement:

	37.1.	may be signed in one or more counterparts all of which will be considered one and the same agreement; and

	37.2.	will become effective when a counterpart has been signed by each party to the Agreement

38.	Costs, fees and disbursements

Subject to the Act (if and to the extent that the Act applies)

	38.1	all amounts that Investec may pay or incur pursuant to this Agreement due to the borrower’s default, including legal costs on the attorney and own client scale and collection commission, will be payable by the borrower to Investec as soon as such amounts are incurred, all such payments being authorised by the borrower and secured by the Security, and Investec may debit any such amount in accordance with 8 of the Loan Document and

	38.2	to the extent that the borrower is required to pay or reimburse any costs, fees, expenses or disbursements pursuant to this Agreement the borrower agrees that such obligation includes the payment or reimbursement of value-added tax thereon, where applicable

39.	Access to personal information

	39.1	In terms of the Code of Banking Practice, the borrower has the right to access the borrower’s personal information held by Investec, Investec shall grant the borrower such access during office hours within a reasonable time after receiving a written request for access

	39.2	The borrower grants Investec (including its agents and contractors) authority to monitor, keep record of and have access to all forms of correspondence or communications received by or sent from Investec or any of its employees, agents or contractors

	39.3	If Investec accepts a suretyship/s or other security from a third party for the loan the borrower acknowledges and agrees that the surety or other third party is entitled by law to the borrower’s confidential financial information

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	15 of 16

40.	Telephone recordings

The borrower acknowledges and accepts that Investec shall be entitled at its sole discretion to monitor intercept, record and use as evidence all telephone communications between the borrower and Investec at any time.

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	16 of 16

Deed of pledge and cession	Client no.	: 241824
	Contract no.	: 001/002

In this Agreement, unless inconsistent with or otherwise indicted by the context.

‘Investec’ means Investec Bank Limited (Registration No. 1969/004763/06)

(A registered credit provider Reg No NCRCP9)

and its succesors and assigns

of	100 Grayston Drive
Sandown
Sandton
2196

‘NCA’ means the National Credit Act 2005

I/We, the undersigned

Telimatrix Ltd 1995/013858/06

of	Matrix Corner
Vorna Valley
Midrand
Johannesburg
7000

(business or residential address, not a PO Box number)

do hereby pledge, cede and make over unto and in favour of Investec as security for the due and punctual payment by me/us of all and any monies which I/we may now or from time to time hereafter owe to Investec limited to an amount of R 101 140 000 (One Hundred And One Million One Hundred And Forty Thousand Rand), for the due and punctual performance and discharge by me/us of my/our obligations under, or arising from, loan agreements number 241824/001 and 241824/002 (the “Facility”) entered into or to be entered into by me/us with Investec including, without limiting the generality of the aforegoing, such charges and costs as may from time to time, and howsoever arising become due and payable by me/us to Investec in respect of or in connection with the Facility, including interest and/or finance charges, discount, commission, taxes, stamps, damages arising out of the statutory or other intervention of my/our trustee or liquidator on insolvency or liquidation, as the case may be, and all costs including legal costs as between attorney and own client which are incurred by Investec in exercising its rights to recover all the amounts mentioned above (including through the institution of legal proceedings against me/us) together with all other necessary and usual charges and expenses, all my/our right, title and interest in and to

A	The securities, rights or other assets specified in the Schedule hereto, and

B	All and any documents, instruments (whether negotiable or not) and other assets of whatsoever nature or description and whether corporeal or incorporeal which have been or may at any time hereafter be deposited with or delivered to Investec (whether by way of physical delivery or delivery by electronic book entry in the accounts of the Central Securities Depository registered in terms of the Securities Services Act No. 36 of 2004 (hereinafter referred to as the “Securities Services Act”) and the rules of such Depository) by me/us or on my/our behalf or at my/our instance or request including but without restricting the generality of the foregoing, shares, stocks, bonds, debentures, options, letters of allotments, letters of right, letters of allocation, bills of exchange, promissory notes, cheques, other negotiable instruments, acknowledgments of debt, undertakings, leases, bills of lading, consignment notes, receipts, bank notes, coins, goods, merchandise and policies of insurance, debtors and other receivables.

the securities, rights, documents, instruments and/or other assets specified in paragraphs A and B hereinafter being referred to as the “Pledged Assets”.

General cession and pledge terms

1	I/we shall, to the extent required under this cession and pledge, simultaneously with the signing hereof, or as soon as reasonably practicable thereafter, deliver to Investec such of the Pledged Assets as are capable of delivery, whether such delivery be real or constructive (including by way of electronic entry of the pledge/cession against any account with the central securities depository or its participants, where the asset is immobilised or dematerialized therein)

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	1 of 11

2.	I/we declare and warrant that:

2.1	I/we am/are the legal holder/s of the Pledged Assets:

2.2	there are no material facts or circumstances relating to the Pledged Assets which have not been fully and fairly disclosed to Investec and which, if disclosed, might reasonably have been expected to affect the decision of Investec to enter to this Agreement:

2.3	all the information supplied by me/us in relation to the Pledged Assets or otherwise disclosed to Investec for the purposes of this Agreement was true and accurate in all respects as at the date of supply and was not misleading and such information does not omit anything nor since the date of such information has anything occurred which renders that information untrue or misleading in any material respect;

2.4	I/we am/are entitled to pledged and cede the Pledged Assets in terms of this Agreement;

2.5	save as may be disclosed by me/us in writing simultaneously with the execution hereof, none of the Pledged Assets is subject to any right of retention, pledge or other limitation or encumbrance or has been ceded or otherwise disposed of and may be pledged, ceded and delivered by me/us without any limitation, provided that should any of the Pledged Assets be subject to any such right, pledge, limitation or encumbrance or have been ceded or otherwise disposed of in breach of this declaration and warranty, any reversionary rights and/or all my/our remaining right, title and interest in and to such Pledged Assets, including any of my/our rights of action whatsoever against any prior cessionary, pledgee or other holder of such Pledged Assets for the time being which I/we may have are also ceded and/or pledged to Investec; and provided further that if the pledge, cession, limitation or encumbrance in favour of such prior cessionary, pledgee or holder ceases to be of any force, then this cession and pledge shall thereupon immediately operate as a first cession and pledge by me/us to Investec of all right title and interest in such Pledged Assets, subject to the terms and conditions hereof, and not only of my/our reversionary right, title and interest in and to such Pledged Assets; and

2.6	no right of pre-emption or option exists or will exist in respect of the Pledged Assets for so long as this Agreement is in force

3	This cession and pledge shall remain in force as a continuing security for the whole amount now due or owing to Investec or which at any time hereafter may become due or owing to Investec by me/us under or in connection with the Facility, notwithstanding

3.1	any intermediate settlement of account or novation.

3.2	any fluctuation in the amount of my/our indebtedness to Investec.

3.3	any variation or amendment to any agreement or other undertaking for the time being in existence between me/us. Investec and/or any other person.

3.4	any indulgence shown or given by Investec to me/us;

3.5	the receipt by Investec of any dividend or other benefit in any liquidation, judicial management, compromise or composition:

3.6	the release in whole or in part by Investec of any other security and/or any other person to any suretyship or other undertaking; or the death, insolvency, sequestration, surrender, winding up, judicial management (whether provisional or final) or legal disability of one or more of the undersigned, and shall remain of full force and effect until such time as Investec has, once all amounts due or owing to Investec by me/us has/have been fully paid, agreed in writing to the termination hereof. Should this Agreement be terminated in respect of one or more of us, this cession and pledge shall remain as a continuing security as to the other or others of us, unless Investec determines otherwise

4	It is agreed that it shall always be in the discretion of Investec to determine the extent, nature and duration of facilities or obligations to be allowed to me/us, and that the security afforded by this cession and pledge shall not be in substitution of but shall be in addition and without prejudice to any other security which Investec may now or from time to time hold

5	If the value of the Pledged Assets ceases to provide a margin of security satisfactory to Investec. I/we will provide to Investec, on demand, additional security to Investec’s satisfaction or pay so much to Investec so as to result in such margin being reinstated to such level as Investec may require. Any additional security provided in terms of this clause 5 will be subject to the provisions of this Agreement

6	In respect of all the Pledged Assets held by Investec from time to time, this cession and pledge will include the cession and pledge to Investec on the same terms and conditions as those affecting the

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	2 of 11

Pledged Assets themselves, of all my/our right, title and interest in and to all rent, interest, dividends income and other benefits and rights accruing or arising from time to time from, upon, in relation to or in connection with such Pledged Assets

7.	In respect of all securities held from time to time by Investec hereunder, and to which voting rights attach, such voting rights shall, at the sole election of Investec, be vested in and exercisable by Investec, and I/we will, upon request, issue to Investec such proxy, power of attorney or other document as may be required to enable Investec to exercise such voting rights, provided that if this Agreement is a document as referred to in section 91(a) of the NCA I/we will, at Investec’s election, not appoint Investec as our agent but will instead exercise those voting rights at Investec’s direction.

8.	Subject to the preceding clause, Investec may in its discretion at any time cause any security held by it hereunder to be registered in its own name or that of its nominee, for the purposes of enabling it to exercise any voting rights thereon, or for any other purpose considered by Investec to be necessary or desirable in the protection of its interests or rights in relation to such security and I/we will, on demand, duly execute or cause to be executed such transfer or other document as may be necessary for any such registration or carrying out or giving effect to any realisation as provided herein.

9.	I/we shall bear and pay all costs of and incidental to the holding of all Pledged Assets including, but not limited to, the holding, storage, transportation and insurance thereof and the maintenance of such Pledged Assets in good order and repair

10.	I/we shall keep the Pledged Assets insured (to the extent that the Pledged Assets are capable of being insured) either in the joint names of me/us and Investec, or with the interest of Investec endorsed or noted on the policies of insurance in such manner as Investec may require, against loss or damage from any cause arising and all risks to the value thereof or as Investec shall direct and all such policies shall be deposited with Investec on demand.

11.	Notwithstanding the provisions of clauses 1, 9 and 10, and without relieving or affecting my/our obligations under such clauses, Investec is hereby authorised and empowered irrevocably and in rem suam to take all such steps and to do all such things as it may in its discretion deem necessary to take possession of, control, store, conserve, transport, insure and otherwise protect or deal with any security given to or held by Investec in terms hereof or pursuant hereto, but notwithstanding the terms of this Agreement, Investec shall not be obliged to take such steps or do anything by virtue hereof Any amounts expended by Investec in that regard shall be added to the amounts owing by me/us to Investec, provided that if this Agreement is a document as referred to in section 91(a) of the NCA the rights granted in this clause will exclude all rights referred to in section 90(1)(k)(l) of the NCA, and this clause must be read accordingly.

Exercise of rights

12.	In the event of my/our defaulting in the payment when due of any amount for the time being owing by me/us to Investec under or in connection with the Facility or being in breach of any other obligation for the time being due by me/us to Investec under or in connection with the Facility, or by being in breach of any of the provisions of this Agreement encumbent on me/us, or any facilities allowed to me/us are terminated by Investec, or I, or any of us, am/is sequestrated or surrenders my/our estate (in the case of an individual), is liquidated or placed under judicial management (in the case of a company or close corporation) (whether provisionally or finally), or a meeting of the shareholders or members of any of us (in the case of a company or close corporation) is called for the purpose of a voluntary liquidation, or a resolution to that effect is taken, or I, or any of us, enter/s into or attempt/s to enter into a compromise or composition with any of my/our creditors, or any of my/our property is attached pursuant to an order of court, or a judgment is given against me or any of us which is not satisfied within 30 days of it being given, or against which an application for rescission or an appeal is not noted within that time (provided that such application or appeal is proceeded with expeditiously and with due care and diligence), then notwithstanding any prior concession made or extension granted by Investec or anything to the contrary contained in any other agreement or arrangement between Investec and me/us, or any other person, but subject to the NCA (to the extent that this Agreement is a document as referred to in section 91(a) of the NCA), and if it is such a document then subject also to Investec having first complied with those terms of the relevant credit agreement governing debt enforcement, Investec shall be entitled, but not obliged, to claim and recover from me/us forthwith the full amount of every indebtedness then owing by me/us to Investec in correction with the Facility, whether then due for payment or not, together with interest thereon at the prime rate from time to time quoted by Investec as being its prime lending rate as certified by any manager of, whose appointment and designation need not be proved plus 3%, and should Investec so deem fit, then or at any time thereafter, without prejudice to any other rights which it may have

12.1	to cede, assign, transfer, call up, realise by sale, (whether by realisation on an exchange, public auction or private treaty) or otherwise dispose of all or any of the Pledged Assets for the time being held by Investec at the fair market value thereof and on terms and conditions, all of which as reasonably determined by, whether or not such Pledged Assets will then have reached maturity or become payable and/or

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	3 of 11

12.2	to collect, recover, receive, take up and/or exercise any such rent, interest, dividends, income benefits and rights as are referred to in clause 6 above for Investec’s own benefit, and/or

12.3	to convey valid and lawful title in respect of any Pledged Assets realised by Investec in terms hereof by cession, transfer, delivery or otherwise as may be necessary; and/or

12.4	to give valid and effectual receipts for any amounts received by Investec in consequence of any such realisation, provided that

12.4.1	the proceeds of all realisations effected by Investec in terms hereof shall, after deducting all the costs, expenses, premiums, commissions, charges and other amounts which Investec may incur or pay in terms of clause 15, be applied in reduction or, as the case may be, satisfaction of my/our indebtedness to Investec for the time being (or any part thereof), whether then due for payment or not, or at Investec’s option be treated as cash security and held by Investec (together with all interest accruing thereon) accordingly until such time as Investec may in its discretion decide to apply the same in reduction of satisfaction of any such indebtedness (or any part thereof) or any indebtedness which may have subsequently become owing by me/us to Investec (or any part thereof), or be partially applied towards my/our indebtedness to Investec for the time being and partially treated as cash security as aforesaid.

12.4.2	to the extent to which such proceeds will not be applied or treated as aforesaid, the same shall be paid by Investec to me/us or my/our order on demand;

12.4.3	the exercise by Investec of any of its rights in terms of this clause 12 shall not relieve me/us from my/our liability to Investec for the amount or balance of any indebtedness to Investec to the extent that the proceeds of any such realisation as aforesaid applied for the time being in reduction of such indebtedness may fall short of the full amount thereof, or from any other liability or obligation to Investec in terms hereof or otherwise arising, and

12.4.4	the rights conferred by this clause 12 on Investec shall not preclude Investec from claiming and recovering from me/us such sums as will remain due by me/us to Investec for the time being or at any time thereafter and from claiming and receiving performance of any other obligations which I/we for the time being or at any time thereafter may be bound to perform in favour of Investec, whether in terms hereof or otherwise and from levying execution against any of my/our assets or property, including any such securities hereby given or promised as will not have been realised in terms of this clause 12

13.	I/we acknowledge that:

13.1	my/our obligations secured by this Agreement are obligations of a commercial nature, and

13.2	the applications of the provisions of clause 12, will confer upon Investec certain benefits in relation to the realisation of its securities, which in the light of the commercial nature of the transactions secured by this Agreement are fair, reasonable and necessary to ensure that Investec does not suffer unfair commercial prejudice by being deprived of those benefits, and I/we have expressly agreed to the inclusion of these provisions in order to give effect to the commercial nature of our relationship

14.	The provisions of clause 12 shall be severable and divisible each from the other and each from the remaining terms and conditions of this Agreement and, if the whole or any portion thereof is found by a competent court of law to be invalid or unenforceable, Investec shall retain the right to enforce all the other terms of this Agreement and shall retain such rights as are validly and enforceably conferred upon it in terms of this Agreement.

15.	Subject to the NCA (to the extent that this Agreement is a document as referred to in section 91(a) of the NCA), Investec shall be entitled to claim and recover from me/us on demand, all costs, expenses, premiums, commissions, tracing fees, charges and other amounts whatever which Investec may incur or pay in or about the exercise of any of its rights in terms hereof or otherwise, and such amounts shall include, without derogating from the generality of the aforegoing, insurance premiums, collection commissions, tracing fees, storage charges, costs of valuation, costs of maintenance, costs and expenses of realisation, advertising costs, agents and auctioneers commissions and other disbursements, stamp duties, taxes and other fiscal charges and all legal costs, including costs as between attorney and his own client. If this Agreement is a document as referred to in section 91(a) of the NCA, this clause shall be deemed to be amended to exclude all fees and charges which Investec may not recover from me/us in terms of section 101(1) of the NCA.

16.	I/we hereby absolve and hold Investec harmless from any and all loss, damage, fines, taxes or other fiscal charges, penalties and claims whatsoever and howsoever arising which I/we may directly or indirectly sustain as a result of the exercise by Investec of the rights conferred upon it by the provisions of this Agreement, and in particular by the realisation and transfer of any of the Pledged Assets or by

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	4 of 11

reason of Investec’s failure or omission to take up or collect any of the Pledged Assets, or by reason of Investec’s failure or omission to take up or collect any rights, dividends, interests, rents, income or benefits or other monies, or to insure or protect my/our interest in any way.

17.	In the event that the exercise of any of Investec’s rights in terms of this Agreement gives rise to a statutory obligation not to implement the exercise of such rights until approval is granted by any relevant competition authority in terms of the Competition Act. 89 of 1998, as amended from time to time (“the Competition Act”), then, notwithstanding anything to the contrary contained or implied in this Agreement, the exercise by Investec of such of its rights as may give rise to such an obligation shall be subject to the fulfilment of the suspensive condition that such approval is granted (or is deemed to have been granted) by the relevant competition authority, either unconditionally, or on terms and conditions acceptable to Investec, subject to the provisions of clause 19.

18.	Subject to the NCA (to the extent that this Agreement is a document as referred to in section 91(a) of the NCA). I/we agree to be represented by Investec in any merger control proceedings in terms of the Competition Act (and shall include a statement to that effect in any relevant Statement of Merger Information) on the following basis.

18.1	I/we shall not file any notice or document or make any representation to any relevant competition authority without the prior written approval of Investec, and

18.2	I/we shall co-operate and shall provide Investec with such assistance as may be reasonably required by Investec for the purposes of participating in any merger control proceedings under the Competition Act.

19.	Investec shall be entitled to appeal against any conditional approval or prohibition of the exercise of its rights under this Agreement, and in such event I/we shall in all respects co-operate with Investec in all such appeal proceedings.

20.	Cession and pledge of shares

20.1	The provisions of this clause 20 shall, in addition and without prejudice or limitation to the other terms and conditions of this Agreement, apply in respect of all shares, bonds or other instruments or securities (as that term is defined under the Securities Services Act) ceded and pledged hereunder to Investec (hereinafter referred to as “shares”) as set out in the Schedule hereto.

20.2	In circumstances where the shares are represented by share certificates or evidenced by any written document, or are otherwise not in a dematerialised form:

20.2.1	the share certificates or written document in respect of such shares together with duly signed and currently dated share transfer forms in respect thereof without having inserted therein the name of the transferee, shall be delivered to Investec within 72 hours from the date of execution hereof, and

20.2.2	all bonus or new shares which may from time to time accrue in respect of all such shares shall accrue to and be taken up by me/us and the certificates in respect thereof, together with duly signed and currently dated share transfer forms in respect thereof without having inserted the name of the transferee, shall be delivered to Investec as soon as practicable after I/we have taken up such bonus or new shares and shall be subject in all respects to the terms and conditions of this Agreement.

20.3	In circumstances where the shares are uncertificated (as that term is defined under the Securities Services Act):

20.3.1	I/we shall forthwith deliver to Investec a written acknowledgement, signed by or on behalf of the relevant central securities depository participant, confirming and specifying (to Investec’s satisfaction).

20.3.1.1	my/our ownership of the shares and that the shares are held by the relevant central securities depository participant, and

20.3.1.2	the entry, in accordance with the provisions of the Securities Services Act and any other applicable rules of this cession and pledge in favour of Investec in my/our securities account/s kept by or on behalf of the relevant central securities depository participant in respect of the shares, and

20.3.1.3	that the relevant central securities depository participant will not remove the entry entry referred to in clause 20.3.1.2 from the securities account/s nor will the shares be transferred to a third party without the written consent of Investec first having been obtained, and

20.3.1.4	no other security cession or pledge was noted against the share at the time that the entry referred to in clause 20.3.1.2 was made against the securities account/s.

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	5 of 11

20.3.2	and in the event that Investec is entitled to exercise its rights in terms of the cession and pledge, I/we will instruct the relevant central securities depository participant to transfer the shares to Investec by effecting the necessary entries into the securities account/s, in accordance with the provisions of the Securities Services Act;

20.3.3	and should the shares at any time in the future no longer be uncertified, then I/we shall forthwith upon the happening of that event, deliver the share certificates in respect of the shares to Investec together with transfer forms in respect of the shares duly signed but blank as to transferee; and

20.3.4	all bonus or new shares which may from time to time accrue in respect of such shares shall accrue to and be taken up by me/us and I/we undertake to take all such steps as may be required to ensure that such shares are pledged and ceded to Investec and shall be subject in all respects to the terms and conditions of this Agreement, and the provisions of clauses 20.3.1 to 20.3.3 shall apply, mutatis mutandis, in this regard

20.4	In respect of securities that are certificated (as that term is defined under the Securities Services Act) and have been deposited for immobilisation with the central securities depository or its participants, the provisions of clauses 20.3 shall apply, mutatis mutandis, in relation to the co-ownership interest in these deposited securities created under section 41 of the Securities Services Act

20.5	I/we shall forthwith procure that the directors of any private company whose shares are pledged hereunder pass irrevocable resolutions authorising the transfers of such shares to Investec or its nominee, at their fair market value as reasonably determined by Investec, and shall deliver certified copies of the said resolutions to Investec and shall furthermore procure any further or other steps to be taken which may be necessary for the transfer of such shares to Investec of its nominee in the event of Investec being entitled to execute thereon in terms of this Agreement

20.6	I/we shall bear and pay all costs of and incidental to complying with the provisions of this clause 20, including, but not limited to, any costs resulting from:

20.6.1	obtaining the acknowledgement referred to in clause 20.3.1,

20.6.2	the entry of the shares into my/our securities account/s as contemplated in clause 20.3.1.2, and

20.6.3	the taking or procuring the taking of the steps and/or actions contemplated in clauses 20.3.2 and 20.3.4

21.	Cession and pledge of account rights

21.1	The provisions of this clause 21 shall, in addition and without prejudice or limitation to the other terms and conditions of this Agreement, apply in respect of all rights to cash deposits or credit balances on any bank accounts ceded and pledged hereunder to Investec (“the Account Rights”) as set out in the Schedule hereto.

21.2	I/we warrant and undertake to Investec that for as long as this cession and pledge is in effect:

21.2.1	any account, the rights in respect of which have been ceded and pledged hereunder (each an “Account”), will not be closed without the prior written consent of Investec.

21.2.2	I/we shall not, without the prior written consent of Investec withdraw any sum from any Account and I/we expressly waive any right I/we may have to do so; provided that should Investec stipulate in writing that the amount of funds in an Account may not fall below a particular level. I/we shall be entitled to withdraw and/or deposit funds to the extent that the funds in the Account do not fall below such level: and

21.2.3	I/we shall, not without the prior written consent of Investec, cede, pledge, dispose of, deal with or otherwise encumber the Account Rights otherwise than in accordance with clause 21.2.2, or agree to do any such thing

21.3	If Investec provides its consent in accordance with clauses 21.2.2 or 21.2.3, such consent will not constitute a waiver of any of Investec’s rights or constitute an indication that Investec will, on any future occasion, consent to any further withdrawal or dealings in respect of the relevant Account.

21.4	Should any of the events in clause 12 occur, Investec shall, notwithstanding any prior concession made or extension granted by Investec or anything to the contrary contained in any other agreement or arrangement between Investec and me/us, or any other person, be entitled, in addition, and without prejudice, to any other rights Investec may have (whether in terms of clause 12 or otherwise), to:

21.4.1	demand and receive forthwith all and any monies standing to the credit of an Account; and

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	6 of 11

21.4.2	exercise, in relation to an Account, all such rights as I/we would otherwise have been entitled to exercise but for the terms of this Agreement.

provided that the provisions of clauses 12.4.1 and 12.4.2 will apply to any amounts received by Investec pursuant to the exercise by Investec of its rights in terms of this clause or clause 12.

21.5	It is specifically recorded and agreed, without limiting the generality of clause 21.1, that the provisions of clauses 12.4.3, 12.4.4, 13 and 14 will apply to the cession and pledge of any Account Rights

22.	Cession of specific claims

22.1	The provisions of this clause 22 shall, in addition and without prejudice or limitation to the other terms and conditions of this Agreement, apply in respect of all incorporeal rights ceded hereunder to Investec which are reflected in the Schedule hereto and which do not fall under clauses 20 or 21 (each a “Claim”).

22.2	Subject to the NCA (to the extent that this Agreement is a document as referred to in section 91(a) of the NCA), I/we hereby authorize Investec at any time or times to

22.2.1	give notice of the cession under this Agreement to any of my/our debtors under a Claim and to take such steps as may be deemed fit by Investec to recover any amount/s owing, from time to time, to me/us by such debtor, including, without limitation, collecting amounts directly from such debtor and deducting from such amounts due to Investec by me/us; and

22.2.2	instruct any such debtor to make payment of any monies due to me/us into any banking account which Investec may nominate from time to time by notice to such debtor

If this Agreement is a document as referred to in section 91(a) of the NCA I/we will, at Investec’s election not appoint Investec as our agent to perform the functions listed above, but will instead perform those functions at Investec’s direction.

22.3	Where Investec collects the amounts under the Claims directly from the debtors, Investec shall account to me/us for all amounts so collected. If any excess remains after the deduction of all amounts due to Investec by me/us and all costs and taxes incurred by Investec in the collection of amounts under the Claims then Investec shall refund such excess to me/us. A failure by Investec in regard to the aforegoing shall not affect the force or continuity of this cession.

22.4	Notwithstanding the aforegoing and the cession to Investec of all my/our rights in respect of the Claims, any money received by me/us in respect of the Claims shall be received, at my/our expense and without charge to Investec, as agent for and on behalf of Investec and I/we shall deliver to Investec, free of exchange or commission, all amounts so collected. To the extent that the amounts so collected exceed the full extent of my/our indebtedness to Investec the excess may be retained by me/us. Non-compliance with the aforegoing provisions of this clause 22.5 shall not affect the force or continuity of this cession insofar as it concerns debts subsequently arising.

22.5	Investec shall have the right at any time to call upon me/us to hand over and deliver to Investec all instalments and other payments received or receivable under the Claims together with all cheques, bills of exchange and promissory notes in respect thereof. All such negotiable instruments received by me/us shall be held in trust on behalf of Investec and shall forthwith on demand be handed by me/us to Investec duly and properly endorsed in favour of Investec, and if incapable of such endorsement, shall be presented for any payment by me/us, and I/we shall forthwith pay to Investec all amounts paid to me/us pursuant thereto.

22.6	Notwithstanding anything aforesaid, Investec and each of its directors, servants or agents shall be under no obligation to me/us to bring any proceedings in respect of the Claims or to take any other steps in respect of the Claims and shall be at liberty to withdraw, settle or compromise any proceedings instituted by Investec and be entitled generally to act, or to refrain from acting against any of my/our debtors.

22.7	Investec shall at all times while this cession remains in force be entitled through its authorised representative/s to inspect all or any of my/our records relating to any of the Claims and to take such extracts therefrom as Investec may deem fit. Insofar as Investec may require any evidence or assistance from me/us for the purposes of collecting any amounts in respect of the Claims or in order to obtain any judgement or order of court, such evidence and assistance shall be duly and timeously furnished at Investec’s request (provided that this undertaking shall not be construed as (i) obliging me/us to give or procure any false or non-existent evidence, or (ii) if this Agreement is a document as referred to in section 91(a) of the NCA, obliging me/us to sign any documentation relating to the endorsement of any credit agreement between Investec and me/us). Without limiting the aforegoing, I/we undertake to make available to Investec’s duly authorised legal or other representatives, upon request, any of my/our records for the purposes of any legal proceedings instituted by or at Investec’s instance in respect of the Claims.

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	7 of 11

22.8	Where the Claims ceded hereunder include claims that may arise in future upon entering into any written agreement giving rise to a debt or receiving any instrument of debt negotiable or otherwise representing or relating to a debt or any other documents recording or evidencing any debt due or to become due to me/us. I/we will deliver such agreement document or instrument to Investec as soon as such agreement is signed or such document or instrument is received and (without derogation from the cession of such debt to Investec in terms hereof, but in addition therefore Investec shall ipso facto be vested as pledge and cessionary with all my/our right, title and interest in to and under such agreement document or instrument, which shall be held by Investec, provided that the non-delivery or late delivery of any such agreement document or instrument (whether due to my/our default or to any act omission or delay on Investec’s part) shall not affect the force or continuity of this cession.

Pledge of other assets

23.	The specific provision of clauses 20.21 and 22 shall in no way limit or prejudice the applicability of the provisions of this Agreement to any assets pledged and ceded under this Agreement which are not mentioned in those clauses.

~~Scope of cession and pledge~~

~~24~~.	~~Without restricting the generality of the description of the indebtedness and obligations secured hereby as set out in this Agreement this Agreement shall cover and secure Investec on respect inter alia of~~

~~24 1~~	~~any claims/ against me/us acquired for the time being from a third party/ies whether by cession or otherwise and whether prior to or after me or any of us has been sequestrated, liquidated wound up or placed under judicial management;~~

~~24.2~~	~~any present or future liability of me/us as surety/ies and/or co-principal debtor/s and/or indemnities and/or intercessor/s for or with any third party/ies or as avail/s endorser/s, marker/s, drawer/s or acceptor/s to of or on any negotiable instruments and~~

~~24.3~~	~~any other actual, contingent or prospective liability of me/us to Investec,~~

~~in each case without limitation as to cause and all references herein to any indebtedness liability of obligation of mine/ours shall be construed accordingly~~

Miscellaneous provisions
25.	I/we undertake that I/we will do not act or suffer any omission and will permit no other person to do any act nor suffer any omission which may have the effect of diminishing or adversely affecting the rights of Investec under this Agreement or the effectiveness of this cession and pledge

26.	A certificate under the hand of any Director or Manager (whose appointment it shall not be necessary to prove) for the time being of Investec as to any indebtedness under this Agreement or any other fact shall be prima facie evidence of my/our indebtedness to Investec hereunder and/or such other fact for the purpose of provisional sentence or summary judgment proceedings or for any other purpose.

27	No relaxation or indulgence granted by Investec to me/us shall be deemed to be a waiver of any of Investec’s rights in terms hereof nor shall any such relaxation or indulgence be deemed to be a novation of any of the terms and conditions of this Agreement

28.	No agreement at variance with the terms and conditions of this Agreement and no waiver by Investec of any rights shall be of any force or effect unless reduced to writing and signed by the parties hereto

29	Investec shall be at liberty, in its absolute discretion, to give time to release, discharge or compound or make any other arrangements with any one or more of the undersigned or any third party without in any way prejudicing Investec’s rights hereunder against the other or others or the undersigned.

30	For the avoidance of doubt nothing in this Agreement restricts Investec’s common law right to set off any payment due or arising or which may become due or owing by Investec to me/us from whatsoever cause under this Agreement against all and any indebtedness from whatsoever cause and howsoever arising which is or may become due or owing by me/us to Investec.

31	Subject to the NCA (to the extent that this Agreement as a document as referred to in section 9.1(a) of the NCA), I/we hereby irrevocably and in rem suam, appoint Investec to make, sign and execute any and all

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	8 of 11

documents and to do such things as may be necessary or requested to enable Investec to exercise its rights hereunder and in order to give due and proper effect to the terms hereof hereby ratifying allowing and confirming all and whatsoever Investec will lawfully do or cause to be done by virtue hereof.

32.	In this Agreement, unless the context or subject shall otherwise require the singular shall include the plural and the masculine shall include the feminine and neuter and reference to persons shall include companies. In the case of plurality, this Agreement applies to all their indebtedness and obligations to Investec whether joint and/or several. Where two or more persons execute this Agreement:

32.1	they hereby renounce by their signature the benefits of excussion, division, cession of actions, de duohus vel pluribus reis debendi, cession of actions and no value received, with the full force, meaning and effect whereof they declare themselves to be acquired, and are liable in solidum hereunder severally as well as jointly. In addition, if this Agreement is a document as referred to in section 91(a) of the NCA, they hereby also renounce the benefits of errore calculi and non numeratae pecuniae and

32.2	in the event of this Agreement for any reason being inoperative or unenforceable against one or more of them, whether by reason of not having executed the same or otherwise, it shall nevertheless be binding on and enforceable against the other signatory or signatories hereto

33.	I/we hereby consent and submit to the jurisdiction of the Magistrate’s Court in respect of all proceedings connected with this Agreement, notwithstanding that the amount claimed or the value of the matter in dispute exceeds such jurisdiction.

34.	Notwithstanding the provisions of clause 33, if this Agreement is not a document as referred to in section 91(a) of the NCA. Investec shall be entitled to institute all or any proceedings against me/us in connection with this Agreement in any division of the High Court of South Africa and I/we hereby consent and submit to the jurisdiction of that court and agree that any costs awarded against me/us be awarded or paid in accordance with clause 15 of this Agreement on the High Court scale. If this Agreement is a document as referred to in section 91(a) of the NCA, then, unless the Magistrates’ Court has concurrent jurisdiction, Investec shall be entitled to institute all or any proceedings against me/us in connection with this Agreement in any division of the High Court of South Africa and I/we hereby consent and submit to the jurisdiction of that court.

35.	The parties hereto respectively choose domicilia citandi el executandi for all notices and processes to be given and served in pursuance hereof, at their respective addresses given on page 1 of this Agreement and I/we warrant that such address and any other address selected by me/us hereunder shall be an address at which I/we am/are ordinarily resident or employed or shall be my/or business address. The parties shall be entitled to change their domicilia from time to time provided that any new domicilium selected by them shall be situate in the Republic of South Africa, shall be a physical address and any such change shall be effective only upon receipt of notice in writing delivered by hand or prepaid registered post, by the other party of such change.

36.	All notices, demands or communications intended for either party, shall be made or given at such party’s domicilium for the time being, and if forwarded by Investec by prepaid registered post, shall be deemed to have been made or given 7 (seven) days after the date of posting. The provisions of this clause 36 shall not be construed as constituting the Post Office as agent of Investec for any purpose and all risk of theft, loss or destruction in the post of any payment made by or on my/our behalf shall at all times remain with me/us.

37.	I/we undertake to pay all costs of and incidental to the preparation and stamping of this Agreement

38.	The parties hereby agree that each clause of this Agreement is severable, the one from the other, and if any clause is found to be defective or unenforceable for any reason by any competent Court, then the remaining clauses shall be and continue to be of full force and effect.

39.	In the interpretation hereof the contra proferentem rule of construction shall not apply and accordingly this document shall not in any way be interpreted against the party responsible for its drafting or preparation

Schedule of pledged/ceded assets

1.	Execution of cession and pledge of 100% of shares held by Telimatrix Ltd (1995/013858/06) in SafeDrive International, in favour of Investec and delivery of original share certificates

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	9 of 11

This done and signed at                      on this      day of              2008

AS WITNESS (Full name in block letters)			Witness signature

	1		1

For and on behalf of	2		2
Investec Bank limited

This done and signed at SANDTON on this 15 day of August 2008

AS WITNESS (Full name in block letters)			Witness signature

	1	CORNELIA FOURIE	1

For and on behalf of	2	JOHNNE HOLMES	2
Telimatrix Ltd

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An authorised financial services provider. A registered credit provider registration number NCRCP9.	10 of 11